Exhibit 10.1

Execution Version

RPT REALTY, L.P.

$75,000,000 3.70% Senior Guaranteed Notes, Series A, due November 30, 2030

$55,000,000 3.82% Senior Guaranteed Notes, Series B, due November 30, 2031

____________________________

NOTE PURCHASE AGREEMENT

____________________________

Dated as of October 8, 2021

- i -

Section 5.20. [Reserved]	12
Section 5.21. No Fraudulent Intent	12
Section 5.22. Transaction in Best Interests of Company; Consideration	12
Section 5.23. Partners and the Trust	12

SECTION 6. REPRESENTATIONS OF THE PURCHASERS	13

Section 6.1. Purchase for Investment	13
Section 6.2. Source of Funds	13

SECTION 7. INFORMATION AS TO COMPANY	14

Section 7.1. Financial and Business Information	14
Section 7.2. Officer’s Certificate	17
Section 7.3. Visitation	18
Section 7.4. Electronic Delivery	18

SECTION 8. PAYMENT AND PREPAYMENT OF THE NOTES	19

Section 8.1. Maturity	19
Section 8.2. Optional Prepayments with Make‑Whole Amount	19
Section 8.3. Allocation of Partial Prepayments	29
Section 8.4. Maturity; Surrender, Etc	20
Section 8.5. Purchase of Notes	20
Section 8.6. Make‑Whole Amount	20
Section 8.7. Payments Due on Non‑Business Days	22
Section 8.8. Change of Control Prepayment	22

SECTION 9. AFFIRMATIVE COVENANTS	23

Section 9.1. Compliance with Laws	23
Section 9.2. Insurance	23
Section 9.3. Maintenance of Properties	23
Section 9.4. Payment of Taxes and Claims	24
Section 9.5. Corporate Existence, Etc	24
Section 9.6. Books and Records	24
Section 9.7. Subsidiary Guarantors	25
Section 9.8. Most Favored Lender	26
Section 9.9. Purchasers Covenant Related to Subsidiary Guaranty	27
Section 9.10. Rating	27

SECTION 10. NEGATIVE COVENANTS	27

Section 10.1. Transactions with Affiliates	27
Section 10.2. Merger, Consolidation, Etc	27
Section 10.3. Line of Business	28
Section 10.4. Economic Sanctions, Etc	28
Section 10.5. Liens	29
Section 10.6. Subsidiary Indebtedness	30
- ii -

- iii -

- iv -

Schedule A — Information Relating to Purchasers

Schedule B — Defined Terms

Schedule 1-A — Form of 3.70% Senior Guaranteed Note, Series A, Due November 30, 2030

Schedule 1-B — Form of 3.82% Senior Guaranteed Note, Series B, Due November 30, 2031

Schedule 4.4(A) — Form of Opinion of Special Counsel for the Company

Schedule 4.4(B) — Form of Opinion of Special Counsel for the Purchasers

Schedule 5.4 — Subsidiaries and Certain Agreements

Schedule 5.5 — Financial Statements

Schedule 5.15 — Existing Indebtedness

Schedule 5.18 — Environmental Matters

Schedule 5.23 — Trust Properties

Schedule 10.3 — Line of Business

Schedule 10.13 — Undeveloped Projects of the Company, the Trust and its Subsidiaries
- v -

RPT REALTY, L.P.
19 West 44th Street, Suite 1002
New York, New York 10036

$75,000,000 3.70%, Senior Guaranteed Notes, Series A, due November 30, 2030
$55,000,000 3.82%, Senior Guaranteed Notes, Series B, due November 30, 2031

Dated as of October 8, 2021

To Each of the Purchasers Listed in
Schedule A Hereto (each a “Purchaser”
and collectively, the “Purchasers”)

Ladies and Gentlemen:

RPT Realty, L.P. (formerly known as Ramco‑Gershenson Properties, L.P.), a Delaware limited partnership (together with any successor thereto that becomes a party hereto pursuant to Section 10.2, the “Company”) and RPT Realty (formerly known as Ramco‑Gershenson Properties Trust), a Maryland real estate investment trust (the “Trust”), jointly and severally agree with each of the Purchasers as follows:

SECTION 1. AUTHORIZATION OF NOTES.

The Company will authorize the issue and sale of (a) $75,000,000 aggregate principal amount of its 3.70% Senior Guaranteed Notes, Series A, due November 30, 2030 (the “Series A Notes”) and (b) $55,000,000 aggregate principal amount of its 3.82% Senior Guaranteed Notes, Series B, due November 30, 2031 (the “Series B Notes”, and together with the Series A Notes, the “Notes”, each as amended, restated or otherwise modified from time to time pursuant to Section 17 and including any such notes issued in substitution therefor pursuant to Section 13). The Notes shall be substantially in the forms set out in Schedule 1-A and 1-B, respectively. Certain capitalized and other terms used in this Agreement are defined in Schedule B. References to “series” of Notes shall refer to the Series A Notes and the Series B Notes or all, as the context may require. References to a “Schedule” are references to a Schedule attached to this Agreement unless otherwise specified. References to a “Section” are references to a Section of this Agreement unless otherwise specified.

SECTION 2. SALE OF PUIRCHASE OF NOTES.

Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount and of the series specified opposite such Purchaser’s name in Schedule A at the purchase price of 100% of the principal amount thereof. The Purchasers’ obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non‑performance of any obligation by any other Purchaser hereunder.

SECTION 3. EXECUTION DATE; CLOSING

The execution and delivery of this Agreement will be made at the office of Chapman and Cutler LLP, 111 West Monroe Street, Chicago, Illinois 60603 on October 8, 2021 (the “Execution Date”).

The sale and purchase of the Notes to be purchased by each Purchaser shall occur at the offices of Chapman and Cutler LLP, 111 West Monroe Street, Chicago, Illinois 60603, at 10:00 a.m. Chicago time, on December 22, 2021, or such earlier date as the Company may select with at least seven Business Days written notice to the Purchasers in accordance with Section 4.13 (the “Closing”). At the Closing the Company will deliver to each Purchaser the Notes to be purchased by such Purchaser in the form of a single Note of the series so purchased (or such greater number of Notes in denominations of at least $100,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser’s name (or in the name of its nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number 000056110117, account name: RPT Realty, L.P., Bank of America, Massachusetts, ABA no. 026009593. If at the Closing the Company shall fail to tender such Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser’s satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of any of the conditions specified in Section 4 not having been fulfilled to such Purchaser’s satisfaction or such failure by the Company to tender such Notes.

SECTION 4. CONDITIONS TO.

Each Purchaser’s obligation to execute and deliver this Agreement on the Execution Date and the obligations of each Purchaser to purchase and pay for the Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser’s satisfaction, prior to or at the Closing, of the following conditions:
Section 4.1. Representations and Warranties. The representations and warranties of the Company and Guarantors in this Agreement and in the Subsidiary Guaranties shall be correct when made and at the Closing.

Section 4.2. Performance; No Default. The Company and Guarantors shall have performed and complied with all agreements and conditions contained in this Agreement and in the Subsidiary Guaranties required to be performed or complied with by it prior to or at the Closing and from the Execution Date to the Closing assuming that Sections 9 and 10 are applicable from the Execution Date. From the Execution Date until Closing, before and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14), no Change of Control, Default or Event of Default shall have occurred and be continuing. Neither the Company, the Guarantors nor any of their respective Subsidiaries shall have entered into any transaction since the date of the Memorandum that would have been prohibited by Section 10 had such Section applied since such date.
Section 4.3. Compliance Certificates.

(a) Officer’s Certificate. The Company and the Guarantors shall have delivered to such Purchaser Officer’s Certificates, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

(b) Secretary’s Certificate. The Company and the Guarantors shall have delivered to such Purchaser a certificate of its respective Secretary or Assistant Secretary, dated the date of the Closing, certifying as to (i) the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes, the Subsidiary Guaranties and this Agreement, as applicable and (ii) the Company’s and the Guarantors’ organizational documents as then in effect.

Section 4.4. Opinions of Counsel. Such Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated the date of the Closing (a) from Goodwin Procter LLP, counsel for the Company and the Guarantors, covering the matters set forth in Schedule 4.4(a) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request (and the Trust, the Company and the Guarantors hereby instruct their counsel to deliver such opinions to the Purchasers) and (b) from Chapman and Cutler LLP, the Purchasers’ special counsel in connection with such transactions, substantially in the form set forth in Schedule 4.4(b) and covering such other matters incident to such transactions as such Purchaser may reasonably request.

Section 4.5. Purchase Permitted by Applicable Law, Etc. On the date of the Closing such Purchaser’s purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the Execution Date. If requested by such Purchaser, such Purchaser shall have received an Officer’s Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

Section 4.6. Sale of Other Notes. Contemporaneously with the Closing the Company shall sell to each other Purchaser and each other Purchaser shall purchase the Notes to be purchased by it at the Closing as specified in Schedule A.

Section 4.7. Payment of Special Counsel Fees. Without limiting Section 15.1, the Company shall have paid on or before the Execution Date and the Closing the fees, charges and disbursements of the Purchasers’ special counsel referred to in Section 4.4(b) to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Execution Date and the Closing.

Section 4.8. Private Placement Number. A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the SVO) shall have been obtained for each series of the Notes.

Section 4.9. Changes in Corporate Structure. The Company and the Guarantors shall not have changed their jurisdiction of incorporation or organization, as applicable, or, have been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

Section 4.10. Funding Instructions. At least three Business Days prior to the date of the Closing, each Purchaser shall have received written instructions signed by a Responsible Officer on letterhead of the Company confirming the information specified in Section 3 including (a) the name and address of the transferee bank, (b) such transferee bank’s ABA number and (c) the account name and number into which the purchase price for the Notes is to be deposited.

Section 4.11. Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request.

Section 4.12. Subsidiary Guaranties. The Company and the Trust will cause each Subsidiary that is required to deliver a Guaranty pursuant to Section 9.7 to deliver a Subsidiary Guaranty on the date hereof.

Section 4.13. Notice of Closing Date. At least seven (7) Business Days prior to the date selected for the Closing, each Purchaser shall have received written notice signed by a Responsible Officer on the letterhead of the Company confirming the date of the Closing.

SECTION 5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

As of the date of this Agreement and as of the date of Closing, the Company and the Trust, jointly and severally, represent and warrant to each Purchaser that:

Section 5.1. Organization; Power and Authority. The Company is a partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Trust is a real estate investment trust duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and the Trust have the power and authority to own or hold under lease the properties they purport to own or hold under lease, to transact the business they transact and propose to transact, to execute and deliver this Agreement and the Notes, as applicable, and to perform the provisions hereof and thereof. The Trust is a real estate investment trust in full compliance with and entitled to the benefits of section 856 of the Code and has elected to be treated as a real estate investment trust pursuant to the Code.

Section 5.2. Authorization, Etc. This Agreement and the Notes have been duly authorized by all necessary limited partnership and trust action on the part of the Company, and the Trust as applicable, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company and the Trust enforceable against the Company and the Trust, as applicable, in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 5.3. Disclosure. The Company, through its agents, J.P. Morgan Securities LLC, Keybank Capital Markets Inc. and Deutsche Bank Securities Inc., has delivered to each Purchaser a copy of the Private Placement Presentation dated September 9, 2021 (the “Presentation”), relating to the transactions contemplated hereby. The Presentation fairly describes, in all material respects, the general nature of the business and principal properties of the Company and its Subsidiaries. This Agreement (including the schedules hereto), the Presentation, the financial statements described in Section 5.5 and the documents, certificates or other writings (including the financial statements required to be delivered hereunder) delivered to the Purchasers by or on behalf of the Company in connection with the transactions contemplated hereby (this Agreement, the Presentation and such documents, certificates or other writings and such financial statements delivered to each Purchaser, prior to or on September 22, 2021 being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Disclosure Documents, since December 31, 2020 there has been no change in the financial condition, operations, business, properties or prospects of the Company, the Trust and their respective Subsidiaries except changes that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents.

Section 5.4. Organization and Ownership of Shares of Subsidiaries; Affiliates. (a) Schedule 5.4 contains (except as noted therein) complete and correct lists of (i) the Company’s Subsidiaries, showing, as to each Subsidiary, the name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary, (ii) the Company’s Affiliates, other than Subsidiaries, (iii) the Trust’s directors and senior officers and (iv) the Trust’s Subsidiaries, showing, as to each Subsidiary, the name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Trust and each other Subsidiary, and identifying whether such Subsidiary is a Subsidiary Guarantor. The Company has no officers or directors. The Company shall be permitted to make additions and deletions to Schedule 5.4 for purposes of this representation in respect of the Closing after the Execution Date, but prior to the Closing, so long as (A) the Company shall have provided an updated copy of Schedule 5.4 to the Purchasers not less than five (5) Business Days prior to the Closing and (B) such updated Schedule 5.4 does not affect the representations given as of the Execution Date.

(b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company, the Trust and their respective Subsidiaries have been validly issued, are fully paid and non‑assessable and are owned by the Company, the Trust or another Subsidiary free and clear of any Lien that is prohibited by this Agreement.

(c) Each Subsidiary is a corporation or other legal entity duly organized, validly existing and, where applicable, in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and, where applicable, is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

(d) No Subsidiary is subject to any legal, regulatory, contractual or other restriction (other than the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law or similar statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company, the Trust or any of their Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

Section 5.5. Financial Statements; Material Liabilities. The Company has delivered to each Purchaser copies of the financial statements of the Trust and its Subsidiaries listed on Schedule 5.5. All of such financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Trust and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year‑end adjustments). The Company and its Subsidiaries and the Trust and its Subsidiaries do not have any Material liabilities that are not disclosed in the Disclosure Documents.

Section 5.6. Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by the Company and the Trust of this Agreement, and the Notes as applicable, will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company, the Trust or any of their respective Subsidiaries under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by‑laws, shareholders agreement or any other agreement or instrument to which the Company, the Trust or any of their respective Subsidiaries is bound or by which the Company, the Trust or any of their respective Subsidiaries or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to the Company, the Trust or any of their respective Subsidiaries or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company, the Trust or any of their respective Subsidiaries. The Company is not subject to any borrowing base requirements that are more restrictive than those in the Material Credit Facility described in clause (a) of the definition hereof.

Section 5.7. Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company or the Trust of this Agreement or the Notes, as applicable.

Section 5.8. Litigation; Observance of Agreements, Statutes and Orders. (a) There are no actions, suits, investigations or proceedings pending or, to the best knowledge of the Company or the Trust, threatened against or affecting the Company, the Trust or any of their respective Subsidiaries or any property of the Company, the Trust or any of their respective Subsidiaries in any court or before any arbitrator of any kind or before or by any Governmental Authority that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) Neither the Company, the Trust nor any of their respective Subsidiaries is (i) in default under any agreement or instrument to which it is a party or by which it is bound, (ii) in violation of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or (iii) in violation of any applicable law, ordinance, rule or regulation of any Governmental Authority (including, without limitation, Environmental Laws, the USA PATRIOT Act or any of the other laws and regulations that are referred to in Section 5.16), which default or violation could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.9. Taxes. The Company, the Trust and their respective Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which, individually or in the aggregate, is not Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company, the Trust or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company, the Trust and their respective Subsidiaries in respect of U.S. federal, state or other taxes for all fiscal periods are adequate. The U.S. federal income tax liabilities of the Company, the Trust and their respective Subsidiaries have been finally determined (whether by reason of completed audits or the statute of limitations having run) for all fiscal years up to and including the fiscal year ended December 31, 2016.

Section 5.10. Title to Property; Leases. The Company, the Trust and their respective Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company, the Trust or any of their respective Subsidiaries after such date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect except where the failure to be in full force and effect could not reasonably be expected to have a Material Adverse Effect.

Section 5.11. Licenses, Permits, Etc. (a) The Company, the Trust and their respective Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others.

(b) To the best knowledge of the Company, no product or service of the Company, the Trust or any of their respective Subsidiaries infringes in any material respect any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned by any other Person.

(c) To the best knowledge of the Company and the Trust, there is no Material violation by any Person of any right of the Company, the Trust or any of their respective Subsidiaries with respect to any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned or used by the Company, the Trust or any of their respective Subsidiaries.

Section 5.12. Compliance with ERISA. (a) The Company, the Trust and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Neither the Company, the Trust nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that could, individually or in the aggregate, reasonably be expected to result in the incurrence of any such liability by the Company, the Trust or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company, the Trust or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to section 430(k) of the Code or to any such penalty or excise tax‑ provisions under the Code or federal law or section 4068 of ERISA or by the granting of a security interest in connection with the amendment of a Plan, other than such liabilities or Liens as would not be individually or in the aggregate Material.

(b) Neither the Company, the Trust, nor their respective ERISA Affiliates maintain or contribute to any Plan that is subject to Title IV of ERISA.

(c) The Company, the Trust and their respective ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

(d) The expected postretirement benefit obligation (determined as of the last day of the Company’s most recently ended fiscal year in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 715‑60, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company, the Trust and their respective Subsidiaries is not Material.

(e) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)‑(D) of the Code. The representation by the Company and the Trust to each Purchaser in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 6.2 as to the sources of the funds to be used to pay the purchase price of the Notes to be purchased by such Purchaser.

Section 5.13. Private Offering by the Company. Neither the Company nor anyone acting on its behalf has offered the Notes or any similar Securities for sale to, or solicited any offer to buy the Notes or any similar Securities from, or otherwise approached or negotiated in respect thereof with, any Person other than 45 other Institutional Investors (including the Purchasers), each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of section 5 of the Securities Act or to the registration requirements of any Securities or blue sky laws of any applicable jurisdiction.

Section 5.14. Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Notes hereunder for working capital and general corporate purposes of the Company and its Subsidiaries, including, without limitation, repayment of existing indebtedness of the Company and its Subsidiaries. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any Securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said

Board (12 CFR 220). Margin stock does not constitute more than 5.00% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 5.00% of the value of such assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

Section 5.15. Existing Indebtedness; Future Liens. (a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Company, the Trust and their respective Subsidiaries as of August 31, 2021 (including descriptions of the obligors and obligees, principal amounts outstanding, any collateral therefor and any Guaranties thereof), since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Trust, the Company or their respective Subsidiaries. Except as disclosed in Schedule 5.15, neither the Company, the Trust nor any of their respective Subsidiaries is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company, the Trust or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Company, the Trust or any of their respective Subsidiaries that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

(b) Except as disclosed in Schedule 5.15, neither the Company, the Trust nor any of their respective Subsidiaries has agreed or consented to cause or permit any of its property, whether now owned or hereafter acquired, to be subject to a Lien that secures Indebtedness or to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien that secures Indebtedness.

(c) Neither the Company, the Trust nor any of their respective Subsidiaries is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Company, the Trust or any of their respective Subsidiaries, any agreement relating thereto or any other agreement (including, but not limited to, its charter or any other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Company and the Trust, except as disclosed in Schedule 5.15.

Section 5.16. Foreign Assets Control Regulations, Etc. (a) Neither the Company, the Trust nor any Controlled Entity (i) is a Blocked Person, (ii) has been notified that its name appears or may in the future appear on a State Sanctions List or (iii) is a target of sanctions that have been imposed by the United Nations or the European Union.

(b) Neither the Company, the Trust nor any Controlled Entity (i) has violated, been found in violation of, or been charged or convicted under, any applicable U.S. Economic Sanctions Laws, Anti‑Money Laundering Laws or Anti‑Corruption Laws or (ii) to the Company’s knowledge, is under investigation by any Governmental Authority for possible violation of any U.S. Economic Sanctions Laws, Anti‑Money Laundering Laws or Anti‑Corruption Laws.

(c) No part of the proceeds from the sale of the Notes hereunder:

(i) constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used by the Company, the Trust or any Controlled Entity, directly or indirectly, (A) in connection with any investment in, or any transactions or dealings with, any Blocked Person, (B) for any purpose that would cause any Purchaser to be in violation of any U.S. Economic Sanctions Laws or (C) otherwise in violation of any U.S. Economic Sanctions Laws;

(ii) will be used, directly or indirectly, in violation of, or cause any Purchaser to be in violation of, any applicable Anti‑Money Laundering Laws; or

(iii) will be used, directly or indirectly, for the purpose of making any improper payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage, in each case which would be in violation of, or cause any Purchaser to be in violation of, any applicable Anti‑Corruption Laws.

(d) The Company and the Trust have established procedures and controls which they reasonably believe are adequate (and otherwise comply with applicable law) to ensure that the Company, the Trust and each Controlled Entity is and will continue to be in compliance with all applicable U.S. Economic Sanctions Laws, Anti‑Money Laundering Laws and Anti‑Corruption Laws.

Section 5.17. Status under Certain Statutes. Neither the Company, the Trust nor any of their respective Subsidiaries is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 2005, as amended, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.

Section 5.18. Environmental Matters. Except as set forth in Schedule 5.18:

(a) Neither the Company, the Trust nor any of their respective Subsidiaries has knowledge of any claim or has received any notice of any claim and no proceeding has been instituted asserting any claim against the Company, the Trust or any of their respective Subsidiaries or any of their respective real properties or other assets now or formerly owned, leased or operated by any of them, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

(b) Neither the Company, the Trust nor any of their respective Subsidiaries has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(c) Neither the Company, the Trust, nor any of their respective Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them in a manner which is contrary to any Environmental Law that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(d) Neither the Company, the Trust, nor any of their respective Subsidiaries has disposed of any Hazardous Materials in a manner which is contrary to any Environmental Law that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(e) All Buildings on all real properties now owned, leased or operated by the Company, the Trust or any of their respective Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

Section 5.19. Solvency. As of Closing and after giving effect to the transactions contemplated by this Agreement and the Notes, neither the Company, the Guarantors nor any of their Subsidiaries is insolvent on a balance sheet basis such that the sum of such Person’s assets exceeds the sum of such Person’s liabilities, such Person is able to pay its debts as they become due, and such Person has sufficient capital to carry on its business.

Section 5.20. [Reserved].

Section 5.21. No Fraudulent Intent. Neither the execution and delivery of this Agreement or the Notes nor the performance of any actions required hereunder or thereunder is being undertaken by the Company, any Guarantor or any of their respective Subsidiaries with or as a result of any actual intent by any of such Persons to hinder, delay or defraud any entity to which any of such Persons is now or will hereafter become indebted.

Section 5.22. Transaction in Best Interests of Company; Consideration. The transaction evidenced by this Agreement and the Notes is in the best interests of the Company, the Guarantors, each of their respective Subsidiaries and the creditors of such Persons. The direct and indirect benefits to inure to the Company, the Guarantors and each of their respective Subsidiaries pursuant to this Agreement, the Notes and the Subsidiary Guaranties constitute substantially more than “reasonably equivalent value” (as such term is used in section 548 of the Bankruptcy Code) and “valuable consideration,” “fair value,” and “fair consideration”, (as such terms are used in any applicable state fraudulent conveyance law), in exchange for the benefits to be provided by the Company, the Guarantors and each of their respective Subsidiaries pursuant to this Agreement and the Notes, and but for the willingness of the Guarantors to guaranty the Notes, the Company would be unable to obtain the financing contemplated hereunder which financing will enable the Company and its Subsidiaries to have available financing to refinance existing indebtedness and to conduct and expand their business.

Section 5.23. Partners and the Trust. The Trust is the sole general partner of the Company and owns a 1% general partnership interest and as of each Closing not less than a 90% limited partnership interest in the Company. The Trust owns no assets other than its interest in the Company as a general partner and limited partner, cash, Short‑term Investments and the property described in Schedule 5.23 hereto.

SECTION 6. REPRESENTATIONS OF THE PURCHASERS.

Section 6.1. Purchase for Investment. Each Purchaser severally represents that it is purchasing the Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s or their property shall at all times be within such Purchaser’s or their control. Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

Section 6.2. Source of Funds. Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:

(a) the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95‑60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the NAIC (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95‑60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or

(b) the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(c) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90‑1 or (ii) a bank collective investment fund, within the meaning of the PTE 91‑38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(d) the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84‑14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Part 1(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM maintains an ownership interest in the Company that would cause the QPAM and the Company to be “related” within the meaning of Part VI(h) of the QPAM Exemption and (i) the identity of such QPAM and (ii) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of such investment fund, have been disclosed to the Company in writing pursuant to this clause (d); or

(e) the Source constitutes assets of a “plan(s)” (within the meaning of Part IV(h) of PTE 96‑23 (the “INHAM Exemption”)) managed by an “in‑house asset manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Part IV(d)(3) of the INHAM Exemption) owns a 10% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or

(f) the Source is a governmental plan; or

(g) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or

(h) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.

SECTION 7. INFORMATION AS TO COMPANY.

Section 7.1. Financial and Business Information. The Company shall cause to be delivered to each Purchaser and each holder of a Note that is an Institutional Investor:

(a) Quarterly Statements — within 60 days (or such shorter period as is the date by which such financial statements are required to be delivered under any Material Credit Facility or the date on which such corresponding financial statements are delivered under any Material Credit Facility if such delivery occurs earlier than such required delivery date) after the end of each quarterly fiscal period in each fiscal year of the Trust (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

(i) a consolidated unaudited balance sheet of the Trust and its Subsidiaries as at the end of such quarter, and

(ii) consolidated unaudited statements of income, changes in shareholders’ equity and cash flows of the Trust and its Subsidiaries for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year‑end adjustments, provided that delivery within the time period specified above of copies of the Trust’s Quarterly Report on Form 10‑Q (the “Form 10‑Q”) prepared in compliance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this Section 7.1(a) as to the Trust;

(b) Annual Statements — within 100 days (or such shorter period as is the date by which such financial statements are required to be delivered under any Material Credit Facility or the date on which such corresponding financial statements are delivered under any Material Credit Facility if such delivery occurs earlier than such required delivery date) after the end of each fiscal year of the Trust, duplicate copies of:

(i) a consolidated audited balance sheet of the Trust and its Subsidiaries, as at the end of such year, and

(ii) consolidated audited statements of income, changes in shareholders’ equity and cash flows of the Trust and its Subsidiaries for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon (without a “going concern” or similar qualification or exception and without any qualification or exception as to the scope of the audit on which such opinion is based) of independent public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, provided that the delivery within the time period specified above of the Trust’s Annual Report on Form 10‑K (the “Form 10‑K”) for such fiscal year (together with the Trust’s annual report to shareholders, if any, prepared pursuant to Rule 14a‑3 under the Securities Exchange Act of 1934) prepared in accordance with the requirements therefor and the accounting opinion required herein and filed with the SEC, shall be deemed to satisfy the requirements of this Section 7.1(b);

(c) SEC and Other Reports — promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company, the Trust or any of their respective Subsidiaries to its principal lending banks as a whole (excluding information sent to such banks in the ordinary course of administration of a bank facility, such as information relating to pricing and borrowing availability) or to its public Securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such Purchaser or holder), and each prospectus and all amendments thereto filed by the Trust or any of its Subsidiaries with the SEC and of all press releases and other statements made available generally by the Company, the Trust or any of their respective Subsidiaries to the public concerning developments that are Material;

(d) Notice of Default or Event of Default — promptly, and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company or the Trust is taking or proposes to take with respect thereto;

(e) ERISA Matters — promptly, and in any event within five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company, the Trust or an ERISA Affiliate proposes to take with respect thereto:
(i) with respect to any Plan, any reportable event, as defined in section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

(ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company, the Trust or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

(iii) any event, transaction or condition that could result in the incurrence of any liability by the Company, the Trust or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company, the Trust or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

(f) Notices from Governmental Authority — promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company, the Trust or any of their Subsidiaries from any federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect;

(g) Resignation or Replacement of Auditors — within ten days following the date on which the Company’s or the Trust’s auditors resign or the Company or the Trust elects to change auditors, as the case may be, notification thereof, together with such supporting information as the Required Holders may request; and

(h) Requested Information — with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company, the Trust or any of their respective Subsidiaries (including, but without limitation, actual copies of the Trust’s Form 10‑Q and Form 10‑K) or relating to the ability of the Company or the Trust to perform its obligations hereunder and under the Notes or the ability of any Subsidiary Guarantor to perform its obligations under its Subsidiary Guaranty as from time to time may be reasonably requested by any such Purchaser or holder of a Note.

Section 7.2. Officer’s Certificate. Each set of financial statements delivered to a Purchaser or a holder of a Note pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer:

(a) Covenant Compliance — setting forth the information from such financial statements that is required in order to establish whether the Company, and the Trust, as applicable, were in compliance with the requirements of Section 10 during the quarterly or annual period covered by the statements then being furnished (including with respect to each such provision that involves mathematical calculations, the information from such financial statements that is required to perform such calculations), and detailed calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Section, and the calculation of the amount, ratio or percentage then in existence. In the event that the Company, the Trust or any of their respective Subsidiaries has made an election to measure any financial liability using fair value (which election is being disregarded for purposes of determining compliance with this Agreement pursuant to Section 23.2) as to the period covered by any such financial statements, such Senior Financial Officer shall include a reconciliation from GAAP with respect to such election;

(b) Event of Default — certifying that such Senior Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Trust, the Company and their respective Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Trust, the Company or any of their respective Subsidiaries to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Trust or the Company shall have taken or proposes to take with respect thereto;

(c) Guarantors — certifying that each Subsidiary Guarantor is a Subsidiary of the Trust; and the Company is and was a Subsidiary of the Trust from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate; and

(d) Unencumbered Real Estate Certificate — listing each of the properties comprising Unencumbered Real Estate and certifying that all Unencumbered Real Estate so listed fully qualifies as such under the applicable criteria in this Agreement, listing any additions or removals of Unencumbered Real Estate during such accounting period, as appropriate, and including such information as may reasonably be required to determine the economic and physical occupancy of said Unencumbered Real Estate and the Operating Cash Flow from such Unencumbered Real Estate during such period.

Section 7.3. Visitation. The Company and the Trust shall permit the representatives of each Purchaser and each holder of a Note that is an Institutional Investor:

(a) No Default — if no Default or Event of Default then exists, at the expense of such Purchaser or such holder and upon reasonable prior notice to the Company and the Trust, to visit the principal executive office of the Company and the Trust, to discuss the affairs, finances and accounts of the Company, the Trust and their respective Subsidiaries with the Company’s and the Trust’s officers, and (with the consent of the Company and the Trust, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company and the Trust, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and the Trust and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

(b) Default — if a Default or Event of Default then exists, at the expense of the Company and the Trust to visit and inspect any of the offices or properties of the Company and the Trust or any of their Subsidiaries, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company and the Trust authorizes said accountants to discuss the affairs, finances and accounts of the Company and the Trust and their respective Subsidiaries), all at such times and as often as may be requested.

Section 7.4. Electronic Delivery. Financial statements, opinions of independent certified public accountants, other information and Officers’ Certificates that are required to be delivered by the Company and the Trust pursuant to Sections 7.1(a), (b) or (c) and Section 7.2 shall be deemed to have been delivered if the Company or the Trust satisfies any of the following requirements:

(a) such financial statements satisfying the requirements of Section 7.1(a) or (b) and related Officer’s Certificate satisfying the requirements of Section 7.2 are delivered to each Purchaser and each holder of a Note by e‑mail;

(b) the Trust shall have timely filed such Form 10‑Q or Form 10‑K, satisfying the requirements of Section 7.1(a) or Section 7.1(b), as the case may be, with the SEC and shall have made such form and the related Officer’s Certificate satisfying the requirements of Section 7.2 available on its home page on the internet, which is located at http://rgpt.com as of the date of this Agreement;

(c) such financial statements satisfying the requirements of Section 7.1(a) or Section 7.1(b) and related Officer’s Certificate(s) satisfying the requirements of Section 7.2 are timely posted by or on behalf of the Company and the Trust on IntraLinks or on any other similar website to which each Purchaser and each holder of Notes has free access; or

(d) the Trust shall have filed any of the items referred to in Section 7.1(c) with the SEC and shall have made such items available on its home page on the internet or on IntraLinks or on any other similar website to which each holder of Notes has free access;

provided, however, that in the case of any of clauses (ii), (iii) or (iv), the Company and the Trust shall have given each Purchaser and each holder of a Note prior written notice, which may be by e‑mail or in accordance with Section 18, of such posting or filing in connection with each delivery, provided further, that upon request of any Purchaser or holder of a Note to receive paper copies of such forms, financial statements and Officer’s Certificates or to receive them by e‑mail, the Company and the Trust will promptly e‑mail them or deliver such paper copies, as the case may be, to such Purchaser or holder.

SECTION 8. PAYMENT AND PREPAYMENT OF THE NOTES.
Section 8.1. Maturity. As provided therein, the entire unpaid principal balance of each Note shall be due and payable on the Maturity Date thereof.

Section 8.2. Optional Prepayments with Make‑Whole Amount. The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of the Notes, in an amount not less than 10% of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, and the Make‑Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of the Notes to be prepaid written notice of each optional prepayment under this Section 8.2 not less than ten days and not more than 60 days prior to the date fixed for such prepayment unless the Company and the Required Holders agree to another time period pursuant to Section 17. Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make‑Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make‑Whole Amount as of the specified prepayment date.

Section 8.3. Allocation of Partial Prepayments. In the case of each partial prepayment of the Notes pursuant to Section 8.2, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

Section 8.4. Maturity; Surrender, Etc. In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make‑Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make‑Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

Section 8.5. Purchase of Notes. The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (a) upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes or (b) pursuant to an offer to purchase made by the Company or an Affiliate pro rata to the holders of all Notes at the time outstanding upon the same terms and conditions. Any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 15 Business Days. If the holders of more than 50% of the principal amount of the Notes then outstanding accept such offer, the Company shall promptly notify the remaining holders of such fact and the expiration date for the acceptance by holders of Notes of such offer shall be extended by the number of days necessary to give each such remaining holder at least five (5) Business Days from its receipt of such notice to accept such offer. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

Section 8.6. Make‑Whole Amount. “Make‑Whole Amount” means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make‑Whole Amount may in no event be less than zero. For the purposes of determining the Make‑Whole Amount, the following terms have the following meanings:
“Called Principal” means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

“Discounted Value” means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on such Note is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” means, with respect to the Called Principal of any Note, .50% over the yield to maturity implied by the ask‑side yield(s) reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on‑the‑run U.S. Treasury securities (“Reported”) having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there are no such U.S. Treasury securities Reported having a maturity equal to such Remaining Average Life, then such implied yield to maturity will be determined by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between the ask‑side yields Reported for the applicable most recently issued actively traded on‑the‑run U.S. Treasury securities with the maturities (1) closest to and greater than such Remaining Average Life and (2) closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

If such yields are not Reported or the yields Reported as of such time are not ascertainable (including by way of interpolation), then “Reinvestment Yield” means, with respect to the Called Principal of any Note, .50% over the yield to maturity implied by the U.S. Treasury constant maturity yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for the U.S. Treasury constant maturity having a term equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there is no such U.S. Treasury constant maturity having a term equal to such Remaining Average Life, such implied yield to maturity will be determined by interpolating linearly between (1) the U.S. Treasury constant maturity so reported with the term closest to and greater than such Remaining Average Life and (2) the U.S. Treasury constant maturity so reported with the term closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

“Remaining Average Life” means, with respect to any Called Principal, the number of years obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years, computed on the basis of a 360‑day year composed of twelve 30‑day months and calculated to two decimal places, that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under such Note, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.4 or Section 12.1.

“Settlement Date” means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

Section 8.7. Payments Due on Non‑Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding (but without limiting the requirement in Section 8.2 that the notice of any optional prepayment specify a Business Day as the date fixed for such prepayment), (x) subject to clause (y), any payment of interest on any Note that is due on a date that is not a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; and (y) any payment of principal of or Make‑Whole Amount on any Note (including principal due on the Maturity Date of such Note) that is due on a date that is not a Business Day shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

Section 8.8. Change of Control Prepayment. (a) Promptly, and in any event within five (5) Business Days of any Responsible Officer becoming aware that a Change of Control has occurred (which shall be deemed to have occurred on the actual closing of any transaction which constitutes a Change of Control within the meaning of clause (b) of the definition of “Change of Control”), the Trust and the Company shall give written notice (the “Company/Trust Notice”) of such fact to all holders of the Notes.

(b) The Company/Trust Notice shall (i) describe the facts and circumstances of such Change of Control in reasonable detail, (ii) refer to this Section 8.8 and the rights of the holders hereunder and state that a Change of Control has occurred, (iii) contain an offer by the Company to prepay the entire unpaid principal amount of Notes held by each holder, together with interest thereon to the prepayment date selected by the Company with respect to each Note but without any Make‑Whole Amount with respect to each such Note, which prepayment shall be on a date specified in the Company/Trust Notice, which date shall be a Business Day not less than 30 days and not more than 60 days after such Company/Trust Notice is given and (iv) request each holder to notify the Company in writing by a stated date (the “Change of Control Response Date”), which date is not less than 15 days after such holder’s receipt of the Company/Trust Notice, of its acceptance or rejection of such prepayment offer. If a holder does not notify the Company as provided above, then the holder shall be deemed to have rejected such offer.

(c) On the prepayment date specified in the Company/Trust Notice, the entire unpaid principal amount of the Notes held by each holder of Notes who has accepted such prepayment offer (in accordance with subclause (iv) of subsection (b)), together with interest thereon to the prepayment date with respect to each such Note but without payment of any Make‑Whole Amount with respect thereto shall become due and payable.

SECTION 9. AFFIRMATIVE COVENANTS.

From the Execution Date until the Closing and thereafter, so long as any of the Notes are outstanding, the Company covenants that:

Section 9.1. Compliance with Laws. Without limiting Section 10.4, the Company and the Trust will, and will cause each of their respective Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, ERISA, Environmental Laws, the USA PATRIOT Act and the other laws and regulations that are referred to in Section 5.16, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non‑compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.2. Insurance. The Company and the Trust will, and will cause each of their respective Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co‑insurance and self‑insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

Section 9.3. Maintenance of Properties. The Company and the Trust will, and will cause each of their respective Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company, the Trust or any their respective Subsidiaries from discontinuing the operation and the maintenance of any of their properties if such discontinuance is desirable in the conduct of their business and the Company and the Trust have concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.4. Payment of Taxes and Claims. The Company and the Trust will, and will cause each of their Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent the same have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company, the Trust or any of their respective Subsidiary, provided that neither the Company, the Trust nor any of their respective Subsidiaries need pay any such tax, assessment, charge, levy or claim if (i) the amount, applicability or validity thereof is contested by the Company, the Trust or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company, the Trust or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company, the Trust or such Subsidiary or (ii) the nonpayment of all such taxes, assessments, charges, levies and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.5. Corporate Existence, Etc. (a) Subject to Section 10.2, the Company and the Trust will at all times preserve and keep their existence as a partnership and real estate investment trust, respectively, in full force and effect. Subject to Section 10.2, the Company and the Trust will at all times preserve and keep in full force and effect the corporate existence of each of their respective Subsidiaries (unless merged into the Company or a Wholly‑Owned Subsidiary) and all rights and franchises of the Company, the Trust and their respective Subsidiaries unless, in the good faith judgment of the Company or the Trust, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

(b) The Trust will at all times (a) be the sole general partner of the Company, (b) own not less than 51% of the partnership interests in the Company, and in any event the largest percentage interest of any partner in the Company and (c) be responsible for making all major and day‑to‑day operational and management decisions to be made by the Company in the conduct of its business. Without the prior written consent of the Required Holders, the Trust shall not own any assets other than its interest in the Company as a general partner and a limited partner, cash, Short‑term Investments and the property described in Schedule 5.23.

Section 9.6. Books and Records. The Company and the Trust will, and will cause each of their respective Subsidiaries to, maintain proper books of record and account in conformity with GAAP and all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over the Company, the Trust or such Subsidiary, as the case may be. The Company and the Trust will, and will cause each of their respective Subsidiaries to, keep books, records and accounts which, in reasonable detail, accurately reflect all transactions and dispositions of assets. The Company, the Trust and their respective Subsidiaries have devised a system of internal accounting controls sufficient to provide reasonable assurances that their respective books, records, and accounts accurately reflect all transactions and dispositions of assets and the Company and the Trust will, and will cause each of their respective Subsidiaries to, continue to maintain such system.

Section 9.7. Subsidiary Guarantors. (a) The Trust will cause each of its Subsidiaries that guarantees or otherwise becomes liable at any time, whether as a borrower or an additional or co‑borrower or otherwise, for or in respect of any Indebtedness under any Material Credit Facility to concurrently therewith:

(a) enter into an agreement in form and substance satisfactory to the Required Holders providing for the guaranty by such Subsidiary, on a joint and several basis with all other such Subsidiaries of the Trust, of (x) the prompt payment in full when due of all amounts payable by the Company or the Trust pursuant to the Notes (whether for principal, interest, Make‑Whole Amount or otherwise) and this Agreement, including, without limitation, all indemnities, fees and expenses payable by the Company or the Trust thereunder and (y) the prompt, full and faithful performance, observance and discharge by the Company or the Trust of each and every covenant, agreement, undertaking and provision required pursuant to the Notes or this Agreement to be performed, observed or discharged by it (a “Subsidiary Guaranty”); and

(b) deliver the following to each of holder of a Note:

(i) an executed counterpart of such Subsidiary Guaranty;

(ii) a certificate signed by an authorized responsible officer of such Subsidiary containing representations and warranties on behalf of such Subsidiary to the same effect, mutatis mutandis, as those contained in Sections 5.1, 5.2, 5.6, 5.7, 5.8, 5.9, 5.10, 5.11, 5.12, 5.15, 5.16, 5.17 and 5.18 of this Agreement (but with respect to such Subsidiary and such Subsidiary Guaranty rather than the Company);

(iii) all documents as may be reasonably requested by the Required Holders to evidence the due organization, continuing existence and good standing of such Subsidiary and the due authorization by all requisite action on the part of such Subsidiary of the execution and delivery of such Subsidiary Guaranty and the performance by such Subsidiary of its obligations thereunder; and

(iv) an opinion of counsel reasonably satisfactory to the Required Holders covering such matters relating to such Subsidiary and such Subsidiary Guaranty as the Required Holders may reasonably request.

(b) Subject and subordinate to the requirements of Section 9.7(a), at the election of the Trust and by written notice to each holder of Notes, any Subsidiary Guarantor may be discharged from all of its obligations and liabilities under its Subsidiary Guaranty and shall be automatically released from its obligations thereunder without the need for the execution or delivery of any other document by the holders or any other Person, provided, in each case, that (i) after giving effect to such release no Default or Event of Default shall have occurred and be continuing, (ii) no amount is then due and payable under such Subsidiary Guaranty, (iii) if any fee or other form of consideration is given to any holder of Indebtedness of the Company expressly for the purpose of such release, holders of Notes shall receive equivalent consideration and (iv) each holder of Notes shall have received a certificate of a Responsible Officer to the foregoing effect and setting forth the information (including reasonably detailed computations) reasonably required to establish compliance with the foregoing requirements.

Section 9.8. Most Favored Lender. (a) If at any time a Material Credit Facility shall contain any financial covenant that relates to one or more numerical measures of the financial condition or results of operations (consolidated or otherwise) of the Company or the Trust

(however expressed and whether stated as a ratio, as a fixed threshold, as an event of default, or otherwise, including, without limitation, financial covenants of the type included in Section 6.19, 6.21(iii) and 6.21(iv) of the Material Credit Facility described in clause (a) of the definition of “Material Credit Facility”) (or any thereof shall be amended, restated or otherwise modified) and such financial covenant is not contained in this Agreement or would be more beneficial, directly or indirectly, to the holders of the Notes than the financial covenants in Sections 10.7 through 10.10 of this Agreement as of the date hereof (any such financial covenant, a “Financial Covenant”), then the Company shall promptly (but in any event within ten Business Days from the occurrence thereof) provide written notice thereof to the holders of the Notes, which notice shall refer specifically to this Section 9.8 and shall describe in reasonable detail the Financial Covenant and the relevant ratios or thresholds contained therein. Thereupon, such Financial Covenant shall be deemed automatically incorporated by reference into Section 10 of this Agreement, mutatis mutandis, as if set forth fully herein, without any further action required on the part of any Person, effective as of the date when such Financial Covenant became effective under such Material Credit Facility. Upon the request of the Required Holders, the Company shall enter into an additional agreement or an amendment to this Agreement (as the Required Holders may request), evidencing the incorporation of such Financial Covenant into this Agreement substantially as provided for in the Material Credit Facility. Notwithstanding the foregoing, this Section shall not apply to covenants contained in any agreements or documents evidencing or securing Non‑recourse Indebtedness.

(b) So long as no Default or Event of Default is then in effect, any Financial Covenant incorporated into this Agreement pursuant to Section 9.8(a) shall automatically without any action required to be taken by the Company or any holder of Notes (i) be subject to any subsequent waiver of the correlative covenant to such Financial Covenant under the Material Credit Facility for the same time period as waived thereunder, (ii) be deemed amended, restated or otherwise modified in this Agreement to the same effect as the correlative covenant to such Financial Covenant shall be amended, restated or otherwise modified under the Material Credit Facility and (iii) be deemed deleted from this Agreement at such time as the correlative covenant to such Financial Covenant shall be deleted from the Material Credit Facility or at such time as the applicable Material Credit Facility shall be terminated and, in the case of any such termination, no amounts of principal or interest shall be outstanding thereunder. In any such case under clauses (i), (ii) or (iii) above, the Company shall promptly (but in any event within five Business Days from the occurrence thereof) provide written notice thereof to the holders of the Notes, which notice shall refer specifically to this Section 9.8, shall include a statement that no Default or Event of Default is then in existence and shall describe in reasonable detail the relevant waiver, amendment, restatement, modification or deletion of such Financial Covenant. Notwithstanding the foregoing, and for the avoidance of doubt, in no event shall the financial covenants contained in Sections 10.7 through 10.10 hereof be deleted or amended, restated or otherwise modified pursuant to this Section 9.8 in a way that would be less beneficial, directly or indirectly, to the holders of the Notes than such Sections 10.7 through 10.10 as in effect on the date hereof (and as amended or modified other than pursuant to Section 9.8(a)). Upon the request of the Company, the holders of the Notes shall enter into an additional agreement, waiver or an amendment to this Agreement (as the Required Holders may request), evidencing such waiver, amendment, restatement, modification or deletion of such Financial Covenant in the Material Credit Facility.

(c) To the extent that the Company shall directly or indirectly pay or cause to be paid any remuneration, by way of fee, additional interest or otherwise, as consideration for or as an inducement to the entering into by any financier under any Material Credit Facility of any waiver, amendment, restatement, modification or deletion of any Financial Covenant under such Material Credit Facility for the purpose of curing, avoiding or potentially avoiding a current or future default under such Material Credit Facility, the Company shall pay equivalent consideration on the same terms, ratably to each holder of Notes (based, in the case of the holders of the Notes, on the outstanding balance of the Notes, and in the case of the lenders under the Material Credit Facility, the commitments of such lenders under the Material Credit Facility).

Section 9.9. Purchasers Covenant Related to Subsidiary Guaranty. The Purchasers (and their successors and assigns) hereby expressly agree to the provisions of the fourth paragraph of Section 1 of the Subsidiary Guaranty.

Section 9.10. Rating. The Company shall at all times maintain a Debt Rating for the Notes from an Acceptable NRSRO and deliver a Ratings Letter to the holders of Notes at least annually.

Although it will not be a Default or an Event of Default if the Company fails to comply with any provision of Section 9 on or after the Execution Date and prior to the Closing, if such failure occurs and is continuing, then any of the Purchasers may elect not to purchase the Notes on the date of the Closing.

SECTION 10. NEGATIVE COVENANTS.

From the Execution Date until the Closing and thereafter, so long as any of the Notes are outstanding, the Company covenants that:

Section 10.1. Transactions with Affiliates. The Trust and the Company will not and will not permit any of their Subsidiaries to enter into directly or indirectly any Material transaction or group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company, the Trust or another Subsidiary), except in the ordinary course and pursuant to the reasonable requirements of the Company’s, the Trust’s or such Subsidiary’s business and upon fair and reasonable terms no less favorable to the Company, the Trust or such Subsidiary than would be obtainable in a comparable arm’s‑length transaction with a Person not an Affiliate and those in existence as of the Closing as set forth on Schedule 5.4 to this Agreement.

Section 10.2. Merger, Consolidation, Etc. The Trust and the Company will not, and will not permit any Subsidiary Guarantor to, consolidate with or merge with any other Person or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any Person unless:

(a) the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease all or substantially all of the assets of the

Trust, the Company or such Subsidiary Guarantor as an entirety, as the case may be, shall be a solvent corporation, limited liability company or partnership organized and existing under the laws of the United States or any state thereof (including the District of Columbia), and, if the Trust, the Company or such Subsidiary Guarantor is not such corporation, limited liability company or partnership (i) such corporation, limited liability company or partnership shall have executed and delivered to each holder of any Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement (in the case of a successor to the Trust or the Company), the Notes (in the case of a successor to the Company) or the related Subsidiary Guaranty (in the case of a successor to a Subsidiary Guarantor), as the case may be and (ii) such corporation, limited liability company or partnership shall have caused to be delivered to each holder of any Notes an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof;

(b) each Subsidiary Guarantor under any Subsidiary Guaranty that is outstanding at the time such transaction or each transaction in such a series of transactions occurs reaffirms its obligations under such Subsidiary Guaranty in writing at such time pursuant to documentation that is reasonably acceptable to the Required Holders; and

(c) immediately before and immediately after giving effect to such transaction or each transaction in any such series of transactions, no Default or Event of Default shall have occurred and be continuing.

No such conveyance, transfer or lease of substantially all of the assets of the Company or the Trust shall have the effect of releasing the Company, the Trust or any successor partnership, real estate investment trust, corporation or limited liability company that shall theretofore have become such in the manner prescribed in this Section 10.2 from its liability under this Agreement or the Notes, as applicable.

Section 10.3. Line of Business. The Company and the Trust will not and will not permit any of their respective Subsidiaries to engage in any business if, as a result, the general nature of the business in which the Company, the Trust and their respective Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which the Company, the Trust and their respective Subsidiaries, taken as a whole, are engaged on the date of this Agreement as described in Schedule 10.3.

Section 10.4. Economic Sanctions, Etc. The Company and the Trust will not, and will not permit any Controlled Entity to (a) become (including by virtue of being owned or controlled by a Blocked Person), own or control a Blocked Person or (b) directly or indirectly have any investment in or engage in any dealing or transaction (including any investment, dealing or transaction involving the proceeds of the Notes) with any Person if such investment, dealing or transaction (i) would cause any holder or any affiliate of such holder to be in violation of, or subject to sanctions under, any law or regulation applicable to such holder, or (ii) is prohibited by or subject to sanctions under any U.S. Economic Sanctions Laws.

Section 10.5. Liens. Neither the Company nor the Trust will, nor will either of them permit any of their respective Subsidiaries to directly or indirectly create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien on or with respect to any property or asset (including, without limitation, any document or instrument in respect of goods or accounts receivable) of the Company, the Trust or any such Subsidiary, whether now owned or held or hereafter acquired, or any income or profits therefrom, or assign or otherwise convey any right to receive income or profits, except:

(a) Liens in favor of the Company or the Trust on all or part of the assets of Subsidiaries of such Person securing Indebtedness owing by Subsidiaries of such Person to such Person;

(b) Liens on properties to secure taxes, assessments and other governmental charges or claims for labor, material or supplies in respect of obligations not overdue or which are being contested as permitted by Section 9.4;

(c) deposits or pledges made in connection with, or to secure payment of, workers’ compensation, unemployment insurance, old age pensions or other social security obligations;

(d) Liens on properties or any interest therein (including the rents, issues and profits therefrom) in respect of judgments or awards, which would not constitute an Event of Default under Section 11(i);

(e) encumbrances on properties consisting of easements, rights of way, zoning restrictions, Leases and other occupancy agreements, restrictions on the use of real property and defects and irregularities in the title thereto, landlord’s or lessor’s Liens under Leases to which the Company, any Guarantor or a Subsidiary of such Person is a party, and other minor non‑monetary Liens or encumbrances none of which interferes materially with the use of the property affected in the ordinary conduct of the business of the Company, the Guarantors or their Subsidiaries, which defects do not individually or in the aggregate have a materially adverse effect on the business of the Company or any of the Guarantors individually or of such Person and its Subsidiaries on a Consolidated basis; and

(f) Liens on properties or interests therein to secure Indebtedness of the Trust, the Company or any Subsidiary provided that such Liens and the Indebtedness secured thereby are permitted under this Agreement including, without limitation, under Sections 10.6 through 10.10, and provided, further, that notwithstanding the foregoing, the Company and the Trust shall not, and shall not permit any of their respective Subsidiaries to, secure any Indebtedness outstanding under or pursuant to any Material Credit Facility pursuant to this Section 10.5(f) unless and until the Notes (and any guaranty delivered in connection therewith) shall concurrently be secured equally and ratably with such Indebtedness pursuant to documentation reasonably acceptable to the Required Holders in substance and in form, including, without limitation, an intercreditor agreement and opinions of counsel to the Company, the Trust and/or any such Subsidiary, as the case may be, from counsel that is reasonably acceptable to the Required Holders.

Section 10.6. Subsidiary Indebtedness. In addition to, and not in limitation of, any other restrictions in this Agreement, the Trust and the Company will not permit their respective Subsidiaries (other than the Company) to create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness of the type described in any of clauses (a) through (g) of the definition thereof other than:

(a) Unsecured Indebtedness (including, for clarity, Recourse Indebtedness) of Subsidiary Guarantors,

(b) Non‑recourse Indebtedness of Subsidiaries, and

(c) in addition to Indebtedness permitted under subclauses (a) and (b) above, all other Indebtedness of Subsidiaries, provided that the aggregate principal amount of such other Indebtedness of Subsidiaries at any time does not exceed 15% of the Consolidated Total Adjusted Asset Value.

Section 10.7. Limitation on Indebtedness. Neither the Company nor the Trust will permit the ratio of Consolidated Total Liabilities to Consolidated Total Adjusted Asset Value to exceed 60%.

Section 10.8. Limitation on Priority Indebtedness. Neither the Company nor the Trust will permit the ratio of (a) the sum of (i) Secured Indebtedness of the Trust, the Company and their Subsidiaries plus (ii) Unsecured Indebtedness of Subsidiaries which are not Subsidiary Guarantors to (b) Consolidated Total Adjusted Asset Value, to exceed 40%.

Section 10.9. Limitation on Unsecured Indebtedness. Neither the Company nor the Trust will at any time permit the ratio of (i) Consolidated Total Unencumbered Asset Value to (ii) Unsecured Indebtedness of the Trust (the “Unsecured Debt Ratio”), the Company and their Subsidiaries to be less than 1.50 to 1.00.

Section 10.10. Fixed Charge Ratio. Neither the Company nor the Trust will permit the ratio of Consolidated Operating Cash Flow to Fixed Charges to be less than 1.50 to 1.00, as calculated for the most recent four fiscal quarters ended; provided, however, that for purposes of determining compliance with this covenant, prior to such time as the Company or the Trust has owned and operated a parcel of Real Estate for (4) full fiscal quarters, the Operating Cash Flow with respect to such parcel of Real Estate for the number of full fiscal quarters which the Company or the Trust has owned and operated such parcel of Real Estate as annualized shall be utilized. Additionally, for the purposes of calculating Consolidated Operating Cash Flow under this Section, Operating Cash Flow attributable to any Redevelopment Property shall be included even if such Redevelopment Property is then being valued at cost for the purposes of calculating the Company’s Consolidated Total Adjusted Asset Value. For the purposes of this Section, the Operating Cash Flow and Debt Service attributable to any Real Estate and the principal indebtedness repaid as a part of such sale shall be excluded from the calculations when such Real Estate is sold.

Section 10.11. Sale of Assets. Neither the Trust, nor the Company will, nor will they permit their respective Subsidiaries to, (i) without limiting any transaction permitted by Section 10.2 hereof, enter into any transaction or series of transactions which would result in the sale, lease, transfer or other disposition in each case, of all or substantially all of the collective assets of the Trust and its Subsidiaries; or (ii) sell, lease, transfer or otherwise dispose of any individual Real Estate which has been Unencumbered Real Estate without regard to satisfaction of conditions set forth in (a) through (f) in the definition thereof (or any Subsidiary which owns such individual Real Estate), having a sales price that would exceed 5% of Consolidated Total Adjusted Asset Value unless after giving effect to such disposition, there is no Event of Default.
Section 10.12. [Reserved].

Section 10.13. Development Activity. Any new development project engaged in by the Company (or any Subsidiary or Unconsolidated Affiliate thereof), the Trust or any Subsidiary thereof, before any vertical construction commences on any phase of such project, shall be either (i) at least fifty percent (50%) pre‑leased (based on the gross leasable area of the improvements to the development, or the phase of the development project being developed, excluding outlots), including all anchors in such phase (it being agreed that Company shall receive a credit against such pre-lease requirement for any space to be occupied by an anchor that has been conveyed to such anchor), or under a purchase agreement to sell and all construction bids shall be in place, and any such development shall continue to be deemed an undeveloped parcel until such time as construction commences, or (ii) sufficiently pre‑leased such that based on such Leases the gross income from such Leases upon completion of such project shall equal or exceed projected operating expenses (including reserves for expenses not paid on a monthly basis). For purposes of this Section 10.13, the term “development” shall include the new construction of a shopping center complex or the substantial renovation of improvements to real property which materially change the character or size thereof, but shall not include the addition of amenities or other related facilities to existing Real Estate which is already used principally for shopping centers; provided, however, that the term “development” shall not include demolition of existing structures performed by the Company or the addition of an anchor store to an existing shopping center project, provided that the construction of such improvements is performed by the tenant, and the Company (or any Subsidiary or Unconsolidated Affiliate thereof), the Trust or its respective Subsidiary, as applicable, is only obligated to reimburse such tenant for a fixed amount with respect to the cost of such construction upon completion of such construction by such tenant. The undeveloped projects of the Company, the Trust and its Subsidiaries as of the Closing are set forth on Schedule 10.13 hereto. Nothing herein shall prohibit the Company, the Trust or any of their respective Subsidiaries thereof from entering into an agreement to acquire Real Estate which has been developed and initially leased by another Person. For purposes of this Section 10.13, property shall be deemed to be in development at all times that it is Under Development.

Although it will not be a Default or an Event of Default if the Company fails to comply with any provision of Section 10 on or after the Execution Date and prior to the Closing, if such failure occurs and is continuing, then any of the Purchasers may elect not to purchase the Notes on the date of the Closing.

SECTION 11. EVENTS OF DEFAULT.

An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

(a) the Company defaults in the payment of any principal or Make‑Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

(b) the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

(c) the Company or the Trust defaults in the performance of or compliance with Section 7.1(d); or

(d) the Company or any Guarantor defaults in the performance of or compliance with any term contained herein (other than those referred to in Sections 11(a), (b) and (c) or, prior to the Closing, Section 9 or 10) or in any Subsidiary Guaranty and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 11(d)); or

(e) (i) any representation or warranty made in writing by or on behalf of the Company, the Trust or any of their Subsidiaries or by any officer of the Company, the Trust or any of their Subsidiaries in this Agreement or any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made, or (ii) any representation or warranty made in writing by or on behalf of any Subsidiary Guarantor or by any officer of such Subsidiary Guarantor in any Subsidiary Guaranty or any writing furnished in connection with such Subsidiary Guaranty proves to have been false or incorrect in any material respect on the date as of which made; or

(f) (i) the Company, any Guarantor or any of their respective Subsidiaries is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make‑whole amount or interest on any Recourse Indebtedness in an aggregate principal amount of at least $50,000,000 or any Non‑recourse Indebtedness in an aggregate principal amount of at least $75,000,000 as and when due and payable and the continuation of such default beyond any period of grace provided with respect thereto, or (ii) the Company, any Guarantor or any of their respective Subsidiaries is in default in the performance of or compliance with any term of any evidence of any Recourse Indebtedness exceeding the principal amount, in aggregate, equal to at least $50,000,000 or any Non‑recourse Indebtedness exceeding the principal amount, in aggregate, equal to at least $75,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), (x) the Company, any Guarantor or any of their respective Subsidiaries has become obligated to repurchase or repay Recourse Indebtedness or Non‑recourse Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $50,000,000 in the case of Recourse Indebtedness or $75,000,000 in the case of Non‑recourse Indebtedness; or (y) one or more Persons have the right to require the Company or any Subsidiary so to purchase or repay such Indebtedness; or

(g) the Company, any Guarantor or any of their respective Subsidiaries (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

(h) a court or other Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Company, any Guarantor or any of their respective Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding‑up or liquidation of the Company, any Guarantor or any of their respective Subsidiaries, or any such petition shall be filed against the Company, any Guarantor or any of their respective Subsidiaries and such petition shall not be dismissed within 60 days; or

(i) one or more final judgments or orders for the payment of money aggregating in excess of an amount equal to $50,000,000, including, without limitation, any such final order enforcing a binding arbitration decision, are rendered against one or more of the Company, any Guarantor or any of their respective Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay;

(j) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company, any of the Guarantors or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate “amount of unfunded benefit liabilities” (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed an amount equal to $50,000,000 and any such event or events could reasonably be expected to have a Material Adverse Effect, (iv) the Company, the Guarantors or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company, the Guarantors or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company, the Guarantors or any of their respective Subsidiaries establishes or amends any employee welfare benefit plan that provides post‑employment welfare benefits in a manner that would increase the liability of the Company, any Guarantor or any of their respective Subsidiaries thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect. As used in this Section 11(j), the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in section 3 of ERISA; or

(k) any Subsidiary Guaranty or the Guaranty of the Trust provided in Section 22 hereof shall cease to be in full force and effect, any Subsidiary Guarantor, the Trust or any Person acting on behalf of any Subsidiary Guarantor or the Trust shall contest in any manner the validity, binding nature or enforceability of any Subsidiary Guaranty or the Guaranty of the Trust provided in Section 22 hereof, or the obligations of any Subsidiary Guarantor or the Trust under any Subsidiary Guaranty or the Guaranty of the Trust provided in Section 22 hereof are not or cease to be legal, valid, binding and enforceable in accordance with the terms of such Subsidiary Guaranty or the Guaranty of the Trust provided in Section 22 hereof, provided that the foregoing shall not apply to the release or termination of a Subsidiary Guaranty pursuant to Section 9.7(b).

SECTION 12. REMEDIES ON DEFAULT, ETC.

Section 12.1. Acceleration. (a) If an Event of Default with respect to the Company or any Guarantor described in Section 11(g) or (h) (other than an Event of Default described in clause (i) of Section 11(g) or described in clause (vi) of Section 11(g) by virtue of the fact that such clause encompasses clause (i) of Section 11(g)) has occurred), all the Notes then outstanding shall automatically become immediately due and payable.

(b) If any other Event of Default has occurred and is continuing, any holder or holders of more than 50% in principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

(c) If any Event of Default described in Section 11(a) or (b) has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon (including, but not limited to, interest accrued thereon at the applicable Default Rate) and (y) the Make‑Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make‑Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

Section 12.2. Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note or Subsidiary Guaranty, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

Section 12.3. Rescission. At any time after any Notes have been declared due and payable pursuant to Section 12.1(b) or (c), the holders of not less than 50% in principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make‑Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make‑Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the applicable Default Rate, (b) neither the Company nor any other Person shall have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non‑payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

Section 12.4. No Waivers or Election of Remedies, Expenses, Etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. No right, power or remedy conferred by this Agreement, any Subsidiary Guaranty or any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.

SECTION 13. REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

Section 13.1. Registration of Notes. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. If any holder of one or more Notes is a nominee, then (a) the name and address of the beneficial owner of such Note or Notes shall also be registered in such register as an owner and holder thereof and (b) at any such beneficial owner’s option, either such beneficial owner or its nominee may execute any amendment, waiver or consent pursuant to this Agreement. Prior to due presentment for registration of transfer, the Person(s) in whose name any Note(s) shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

Section 13.2. Transfer and Exchange of Notes. Upon surrender of any Note to the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)), for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof), within ten Business Days thereafter, the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes of the same series (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the forms of Schedule 1-A and 1-B, as applicable. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes of a series, one Note of such series may be in a denomination of less than $100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2.

Section 13.3. Replacement of Notes. Upon receipt by the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

(a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $50,000,000 or a Qualified Institutional

Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or

(b) in the case of mutilation, upon surrender and cancellation thereof, within ten Business Days thereafter, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note of the same series, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

SECTION 14. PAYMENTS ON NOTES.

Section 14.1. Place of Payment. Subject to Section 14.2, payments of principal, Make‑Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of Bank of America, N.A. in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

Section 14.2. Home Office Payment. So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make‑Whole Amount, if any, interest and all other amounts becoming due hereunder by the method and at the address specified for such purpose below such Purchaser’s name in Schedule A, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by a Purchaser or its nominee, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 14.2.

SECTION 15. EXPENSES, ETC.

Section 15.1. Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys’ fees of a special counsel and, if reasonably required by the Required Holders, local or other counsel) incurred by the Purchasers and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, any Subsidiary Guaranty or the Notes (whether or not such amendment, waiver or consent becomes effective) within 15 Business Days after the Company’s receipt of any invoice therefor, including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, any Subsidiary Guaranty or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, any Subsidiary Guaranty or the Notes, or by reason of being a holder of any Note, (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company, the Trust or any of their Subsidiaries or in connection with any work‑out or restructuring of the transactions contemplated hereby and by the Notes and any Subsidiary Guaranty and (c) the costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information with the SVO provided, that such costs and expenses under this clause (c) shall not exceed $5,000. In the event that any such invoice is not paid within 15 Business Days after the Company’s receipt thereof, interest on the amount of such invoice shall be due and payable at the Default Rate of the Notes with the longest maturity commencing with the 16th Business Day after the Company’s receipt thereof until such invoice has been paid. The Company will pay, and will save each Purchaser and each other holder of a Note harmless from, (i) all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Notes) and (ii) any and all wire transfer fees that any bank deducts from any payment under such Note to such holder or otherwise charges to a holder of a Note with respect to a payment under such Note.

Section 15.2. Survival. The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, any Subsidiary Guaranty or the Notes, and the termination of this Agreement.

SECTION 16. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company or the Trust pursuant to this Agreement shall be deemed representations and warranties of the Company or the Trust under this Agreement. Subject to the preceding sentence, this Agreement, the Notes and any Subsidiary Guaranties embody the entire agreement and understanding between each Purchaser, the Company and the Trust and supersede all prior agreements and understandings relating to the subject matter hereof.

SECTION 17. AMENDMENT AND WAIVER.

Section 17.1. Requirements. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), only with the written consent of the Company, the Trust and the Required Holders, except that:

(a) no amendment or waiver of any of Sections 1, 2, 3, 4, 5, 6, or 21 hereof, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing; and

(b) no amendment or waiver may, without the written consent of each Purchaser and the holder of each Note at the time outstanding, (i) subject to Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of (x) interest on the Notes or (y) the Make‑Whole Amount, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any amendment or waiver or the principal amount of the Notes that the Purchasers are to purchase pursuant to Section 2 upon the satisfaction of the conditions to Closing that appear in Section 4, or (iii) amend any of Sections 8 (except as set forth in the second sentence of Section 8.2), 11(a), 11(b), 12, 17, 20 or 22.1 (or any defined term as it is used therein).

Section 17.2. Solicitation of Holders of Notes.

(a) Solicitation. The Company will provide each Purchaser and each holder of a Note (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such Purchaser and such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes or any Subsidiary Guaranty.

The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to this Section 17 or any Subsidiary Guaranty to each Purchaser and each holder of a Note promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite Purchasers or holders of Notes.

(b) Payment. The Company and the Trust will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any Purchaser or holder of a Note as consideration for or as an inducement to the entering into by such Purchaser or holder of any waiver or amendment of any of the terms and provisions hereof or of any Subsidiary Guaranty or any Note unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each Purchaser and each holder of a Note even if such Purchaser or holder did not consent to such waiver or amendment.

(c) Consent in Contemplation of Transfer. Any consent given pursuant to this Section 17 or any Subsidiary Guaranty by a Purchaser or holder of a Note that has transferred or has agreed to transfer its Note to (i) the Company, any Subsidiary or any Affiliate of the Company or (ii) any other Person in connection with, or in anticipation of, such other Person acquiring, making a tender offer for or merging with the Company and/or any of its Affiliates in connection with such consent shall be void and of no force or effect except solely as to such Purchaser or holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such Purchaser or holder.

Section 17.3. Binding Effect, Etc. Any amendment or waiver consented to as provided in this Section 17 or any Subsidiary Guaranty applies equally to all Purchasers and holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company and the Trust without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company, the Trust and any Purchaser or holder of a Note and no delay in exercising any rights hereunder or under any Note or Subsidiary Guaranty shall operate as a waiver of any rights of any Purchaser or holder of such Note.

Section 17.4. Notes Held by Company, Etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement, any Subsidiary Guaranty or the Notes, or have directed the taking of any action provided herein or in any Subsidiary Guaranty or the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

SECTION 18. NOTICES.

Except to the extent otherwise provided in Section 7.4, all notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by an internationally recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by an internationally recognized overnight delivery service (with charges prepaid). Any such notice must be sent:
(i) if to any Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in Schedule A, or at such other address as such Purchaser or nominee shall have specified to the Company in writing,

(ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing,

(iii) if to the Company, to the Company at 19 West 44th Street, Suite 1002, New York, New York 10036 to the attention of Chief Financial Officer, or at such other address as the Company shall have specified to the holder of each Note in writing, or

(iv) if to the Trust, to the Trust 19 West 44th Street, Suite 1002, New York, New York 10036 to the attention of Chief Financial Officer, or at such other address as the Trust shall have specified to the holder of each Note in writing,

Notices under this Section 18 will be deemed given only when actually received.

SECTION 19. REPRODUCTION OF DOCUMENTS.

This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser on the Execution Date or at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital, or other similar process and such Purchaser may destroy any original document so reproduced. The Company and the Trust agree and stipulate that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company, the Trust or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

SECTION 20. CONFIDENTIAL INFORMATION.

For the purposes of this Section 20, “Confidential Information” means information delivered to any Purchaser by or on behalf of the Company, the Trust or any of their Subsidiaries in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of the Company, the Trust or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any Person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Company, the Trust or any of their Subsidiaries or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) its directors, officers, employees, agents, attorneys, trustees and affiliates (to the extent such disclosure reasonably, relates to the administration of the investment represented by its Notes), (ii) its auditors, financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 20), (v) any Person from which it offers to purchase any Security of the Company or the Trust (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 20), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes, this Agreement or any Subsidiary Guaranty. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying this Section 20.

In the event that as a condition to receiving access to information relating to the Company, the Trust or their respective Subsidiaries in connection with the transactions contemplated by or otherwise pursuant to this Agreement, any Purchaser or holder of a Note is required to agree to a confidentiality undertaking (whether through IntraLinks, another secure website, a secure virtual workspace or otherwise) which is different from this Section 20, this Section 20 shall not be amended thereby and, as between such Purchaser or such holder, the Company and the Trust, this Section 20 shall supersede any such other confidentiality undertaking.

SECTION 21. SUBSTITUTION OF PURCHASER.

Each Purchaser shall have the right to substitute any one of its Affiliates or another Purchaser or any one of such other Purchaser’s Affiliates (a “Substitute Purchaser”) as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Substitute Purchaser, shall contain such Substitute Purchaser’s agreement to be bound by this Agreement and shall contain a confirmation by such Substitute Purchaser of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 21), shall be deemed to refer to such Substitute Purchaser in lieu of such original Purchaser. In the event that such Substitute Purchaser is so substituted as a Purchaser hereunder and such Substitute Purchaser thereafter transfers to such original Purchaser all of the Notes then held by such Substitute Purchaser, upon receipt by the Company of notice of such transfer, any reference to such Substitute Purchaser as a “Purchaser” in this Agreement (other than in this Section 21), shall no longer be deemed to refer to such Substitute Purchaser, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.

SECTION 22. TRUST GUARANTY.

Section 22.1. Guaranty. The Trust hereby guarantees to each holder of any Note at any time outstanding (a) the prompt payment in full in Dollars when due (whether at stated maturity, by acceleration, by mandatory or optional prepayment or otherwise) of the principal of and Make‑Whole Amount, if any, and interest on the Notes (including, without limitation, any interest on any overdue principal and Make‑Whole Amount, if any) and all other amounts from time to time owing by the Company under this Agreement and under the Notes (including, without limitation, costs, expenses and taxes in accordance with the terms hereof), and (b) the prompt performance and observance by the Company of all covenants, agreements and conditions on its part to be performed and observed hereunder, in each case strictly in accordance with the terms thereof (such payments and other obligations being herein collectively called the “Guaranteed Obligations”). The Trust hereby further agrees that if the Company shall default in the payment or performance of any of the Guaranteed Obligations, the Trust will (x) promptly pay or perform the same, without any demand, proof of demand or filing or notice whatsoever, and without deduction by reason of any set off, defense or counterclaim of the Company and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration, by mandatory or optional prepayment or otherwise) in accordance with the terms of such extension or renewal and (y) pay to the holder of any Note such amounts, to the extent lawful, as shall be sufficient to pay the costs and expenses of collection or of otherwise enforcing any of such holder’s rights under this Agreement, including, without limitation, reasonable counsel fees.

All obligations of the Trust under Sections 22.1 and 22.2 shall survive the transfer of any Note, and any obligations of the Trust under Sections 22.1 and 22.2 with respect to which the underlying obligation of the Company is expressly stated to survive the payment of any Note shall also survive payment of such Note.
Section 22.2. Guaranty Obligations Unconditional. (a) The obligations of the Trust under Section 22,1 constitute a present and continuing guaranty of payment and not collectability and are absolute, unconditional and irrevocable, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Company under this Agreement, the Notes or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any Guaranty of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 22.2 that the obligations of the Trust hereunder shall be absolute, unconditional and irrevocable under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Trust hereunder which shall remain absolute, unconditional and irrevocable as described above:

(1) any amendment or modification of any provision of this Agreement (other than Section 22.1 or 22.2), any of the Notes or any Subsidiary Guaranty, or any assignment or transfer thereof, including without limitation the renewal or extension of the time of payment of any of the Notes or the granting of time in respect of such payment thereof, or of any furnishing or acceptance of security or any additional guarantee or any release of any security or guarantee so furnished or accepted for any of the Notes;

(2) any waiver, consent, extension, granting of time, forbearance, indulgence or other action or inaction under or in respect of this Agreement, the Notes, any Guaranty or any Subsidiary Guaranty, or any exercise or non‑exercise of any right, remedy or power in respect hereof or thereof;

(3) any bankruptcy, receivership, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceedings with respect to the Company, any Subsidiary Guarantor or any other Person or the properties or creditors of any of them;

(4) the occurrence of any Default or Event of Default under, or any invalidity or any unenforceability of, or any misrepresentation, irregularity or other defect in, this Agreement, the Notes or any other agreement;

(5) any transfer of any assets to or from the Company, including without limitation any transfer or purported transfer to the Company from any Person, any invalidity, illegality of, or inability to enforce, any such transfer or purported transfer, any consolidation or merger of the Company with or into any Person, any change in the ownership of any shares of capital stock or other equity or ownership interests of the Company, or any change whatsoever in the objects, capital structure, constitution or business of the Company;

(6) any default, failure or delay, willful or otherwise, on the part of the Company, any Subsidiary Guarantor or any other Person to perform or comply with, or the impossibility or illegality of performance by the Company or any other Person of, any term of this Agreement, the Notes, any Guaranty, any Subsidiary Guaranty or any other agreement;

(7) any suit or other action brought by, or any judgment in favor of, any beneficiaries or creditors of, the Company, any Subsidiary Guarantor or any other Person for any reason whatsoever, including without limitation any suit or action in any way attacking or involving any issue, matter or thing in respect of this Agreement, any of the Notes, any Guaranty, any Subsidiary Guaranty or any other agreement;

(8) any lack or limitation of status or of power, incapacity or disability of the Company, any Subsidiary Guarantor or any other Person providing a Guaranty of, or security for, any of the Guaranteed Obligations; or

(9) any other thing, event, happening, matter, circumstance or condition whatsoever, not in any way limited to the foregoing (other than the indefeasible payment in full of the Guaranteed Obligations).
(b) The Trust hereby unconditionally waives diligence, presentment, demand of payment, protest and all notices whatsoever and any requirement that any holder of a Note exhaust any right, power or remedy against the Company under this Agreement or the Notes or any other agreement or instrument referred to herein or therein, or against any other Person under any other Guaranty of, or security for, any of the Guaranteed Obligations.

(c) In the event that the Trust shall at any time pay any amount on account of the Guaranteed Obligations or take any other action in performance of its obligations hereunder, the Trust shall not exercise any subrogation or other rights hereunder or under the Notes and the Trust hereby waives all rights it may have to exercise any such subrogation or other rights, and all other remedies that it may have against the Company, in respect of any payment made hereunder unless and until the Guaranteed Obligations shall have been indefeasibly paid in full. Prior to the payment in full of the Guaranteed Obligations, if any amount shall be paid to the Trust on account of any such subrogation rights or other remedy, notwithstanding the waiver thereof, such amount shall be received in trust for the benefit of the holders of the Notes and shall forthwith be paid to such holders to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof. The Trust agrees that its obligations under this Section 22 shall be automatically reinstated if and to the extent that for any reason any payment (including payment in full) by or on behalf of the Company is rescinded or must be otherwise restored by any holder of a Note, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, all as though such amount had not been paid.

(d) If an event permitting the acceleration of the maturity of the principal amount of the Notes shall at any time have occurred and be continuing and such acceleration (and the effect thereof on the Guaranteed Obligations) shall at such time be prevented by reason of the pendency against the Company or any other Person (other than the Trust as to itself) of a case or proceeding under a bankruptcy or insolvency law, the Trust agrees that, for purposes of the guarantee in this Section 22 and the Trust’s obligations under this Agreement and the Guaranties, the maturity of the principal amount of the Notes shall be deemed to have been accelerated (with a corresponding effect on the Guaranteed Obligations) with the same effect as if the holders of the Notes had accelerated the same in accordance with the terms of this Agreement, and the Trust shall forthwith pay such principal amount, any interest thereon, any Make‑Whole Amount and any other amounts guaranteed hereunder without further notice or demand.

(e) The guarantee in Section 22.1 is a continuing guarantee and shall apply to the Guaranteed Obligations whenever arising. Each default in the payment or performance of any of the Guaranteed Obligations shall give rise to a separate claim and cause of action hereunder, and separate claims or suits may be made and brought, as the case may be, hereunder as each such default occurs.

Section 22.3. Guaranties Endorsed on the Notes. Each Note shall have endorsed thereon a Guaranty of the Trust in the forms of Note in Schedule 1-A and 1-B.

SECTION 23. MISCELLANEOUS.

Section 23.1. Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

Section 23.2. Accounting Terms. All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein, (i) all computations made pursuant to this Agreement shall be made in accordance with GAAP, and (ii) all financial statements shall be prepared in accordance with GAAP. In the event of any change in GAAP after the date hereof or any other change in accounting procedures which would affect the computation of any financial covenant, ratio or other requirement set forth herein, then upon the request of the Company or the Required Holders, the Company, the Guarantors, and the holders of Notes shall negotiate promptly, diligently and in good faith in order to amend the provisions of this Agreement such that such financial covenant, ratio or other requirement shall continue to provide substantially the same financial tests or restrictions of the Company and the Guarantors as in effect prior to such accounting change, as determined by the Required Holders in their good faith judgment. Until such time as such amendment shall have been executed and delivered by the Company, the Guarantors and the Required Holders (i) such financial covenants, ratio and other requirements, and all financial statements and other documents required to be delivered under this Agreement, shall be calculated and reported as if such change had not occurred and (ii) the Company shall provide to each holder of a Note that is an Institutional Investor financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in generally accepted accounting principles. For purposes of determining compliance with this Agreement (including, without limitation, Section 9, Section 10 and the definition of “Indebtedness”), any election by the Company or the Trust to measure any financial liability using fair value (as permitted by Financial Accounting Standards Board Accounting Standards Codification Topic No. 825‑10‑25—Fair Value Option, International Accounting Standard 39—Financial Instruments: Recognition and Measurement or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made.

Section 23.3. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Section 23.4. Construction, Etc. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

Section 23.5. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

Section 23.6. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice‑of‑law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Section 23.7. Jurisdiction and Process; Waiver of Jury Trial. (a) The Company and the Trust irrevocably submit to the non‑exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York over any suit, action or proceeding arising out of or relating to this Agreement or the Notes. To the fullest extent permitted by applicable law, the Company and the Trust irrevocably waive and agree not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b) The Company and the Trust consent to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in Section 23.7(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 18 or at such other address of which such holder shall then have been notified pursuant to said Section. The Company and the Trust agree that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(c) Nothing in this Section 23.7 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Company or the Trust in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(d) The Parties hereto hereby waive trial by jury in any action brought on or with respect to this Agreement, the Notes or any other document executed in connection herewith or therewith.

Section 23.8. Trust Exculpation. Subject to the terms of this Section 23.8, all persons having a claim against the Trust (as a Guarantor or general partner of the Company), the general partner of the Company whose signature is affixed hereto as said general partner, hereunder or in connection with any matter that is the subject hereof, shall look solely to (i) the Trust’s interest and rights in the Company (as a general partner or limited partner), (ii) the amount of any gross cash proceeds received by the Company or any Guarantor as a result of the issuance and sale by the Company or any Guarantor of any debt or equity securities of the Company or such Guarantor less the customary and reasonable costs, fees, expenses, underwriting commissions and discounts incurred by the Company or such Guarantor in connection therewith not contributed to, the Company, (iii) all accounts receivable, including the amount of any Distributions received by the Trust from the Company and not distributed to shareholders of the Trust as permitted by this Agreement, (iv) [reserved], (v) all cash and Short‑term Investments in an amount in excess of $500,000.00, (vi) any other assets which the Trust may now own or hereafter acquire with the consent of the Required Holders pursuant to Section 9.5(b), (vii) all documents and agreements in favor of the Trust in connection with any of the foregoing, (viii) all claims and causes of action arising from or otherwise related to any of the foregoing, and all rights and judgments related to any legal actions in connection with such claims or causes of action, and (ix) all extensions, additions, renewals and replacements, substitutions, products or proceeds of any of the foregoing (the “Attachable Assets”), and in no event shall the obligation of the Trust be enforceable against any shareholder, trustee, officer, employee or agent of the Trust personally. In no event shall any person have any claim against: (i) the cash, Short‑term Investments of the Trust and the property described in Schedule 5.23 hereto, all under the heading of “Other Permitted Assets”, (ii) all documents and agreements in favor of the Trust in connection with any of the foregoing, (iii) all claims and causes of action arising from or otherwise related to any of the foregoing, and all rights and judgments related to any legal actions in connection with such claims or causes of actions, and (iv) all extensions, additions, renewals and replacements, substitutions, products or proceeds of any of the foregoing (the “Other Permitted Assets”). The holders of Notes have agreed to the terms of this Section 23.8 solely based upon the representation and covenant of Company and the Trust that the Trust does not and will not own any assets other than the Attachable Assets and the Other Permitted Assets. Notwithstanding anything in this Section 23.8 to the contrary, the foregoing limitation on liability and recourse to the Trust (as a Guarantor or general partner of Company) shall be null and void and of no force and effect, and the Purchasers and holders of the Notes shall have full recourse against the Trust, individually as a Guarantor and in its capacity as general partner of Company, and to all of its assets (including, without limitation, the Other Permitted Assets) in the event that the Trust shall now or at any time hereafter own any asset other than or in addition to the Other Permitted Assets and the Attachable Assets. Nothing herein shall limit the rights of the holders of Notes against the Company.

If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Company, whereupon this Agreement shall become a binding agreement between you, the Company and the Trust.

Very truly yours,

RPT REALTY, L.P.

By: RPT Realty
Its: General Partner

By: /s/ Brian Harper
Name: Brian Harper
Title: President and Chief Executive Officer

RPT REALTY

By: /s/ Brian Harper
Name: Brian Harper
Title: President and Chief Executive Officer

This Agreement is hereby accepted and agreed to as of the date hereof.

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

By: Nuveen Alternatives Advisors LLC,
its investment manager

By: /s/ Jeffrey Hughes
Name: Jeffrey Hughes
Title: Sr. Director

CSAA INSURANCE EXCHANGE

By: Nuveen Alternatives Advisors LLC, a Delaware limited liability company, its investment manager

By: /s/ Jeffrey Hughes
Name: Jeffrey Hughes
Title: Sr. Director

This Agreement is hereby accepted and agreed to as of the date hereof.

CORPORATE SOLUTIONS LIFE REINSURANCE COMPANY

By: AllianceBernstein LP, its Investment Advisor

By: /s/ Amy Judd
Name: Amy Judd
Title: Investment Officer

This Agreement is hereby accepted and agreed to as of the date hereof.

EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

By: /s/ Amy Judd
Name: Amy Judd
Title: Investment Officer

EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

By: /s/ Amy Judd
Name: Amy Judd
Title: Investment Officer

This Agreement is hereby accepted and agreed to as of the date hereof.

ATHENE ANNUITY AND LIFE COMPANY

By: Apollo Insurance Solutions Group LP, its investment adviser
By: Apollo Capital Management, L.P., its sub adviser
By: Apollo Capital Management GP, LLC, its General Partner

By: /s/ Joseph D. Glatt
Name: Joseph D. Glatt
Title: Vice President

ATHENE ANNUITY & LIFE ASSURANCE COMPANY

By: Apollo Insurance Solutions Group LP, its investment adviser
By: Apollo Capital Management, L.P., its sub adviser
By: Apollo Capital Management GP, LLC, its General Partner

By: /s/ Joseph D. Glatt
Name: Joseph D. Glatt
Title: Vice President

VENERABLE INSURANCE AND ANNUITY COMPANY

By: Apollo Insurance Solutions Group LP, its investment adviser
By: Apollo Capital Management, L.P., its sub adviser
By: Apollo Capital Management GP, LLC, its General Partner

By: /s/ Joseph D. Glatt
Name: Joseph D. Glatt
Title: Vice President

This Agreement is hereby accepted and agreed to as of the date hereof.

JACKSON NATIONAL LIFE INSURANCE COMPANY

By: PPM America, Inc., as attorney in fact, on behalf of Jackson National Life Insurance Company

By: /s/ Luke S. Stifflear
Name: Luke S. Stifflear
Title: Senior Managing Director

JACKSON NATIONAL LIFE INSURANCE COMPANY OF NEW YORK

By: PPM America, Inc., as attorney in fact, on behalf of Jackson National Life Insurance Company of New York

By: /s/ Luke S. Stifflear
Name: Luke S. Stifflear
Title: Senior Managing Director

This Agreement is hereby accepted and agreed to as of the date hereof.

THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA

By: /s/ Gwendolyn S. Foster
Name: Gwendolyn S. Foster
Title: Managing Director

This Agreement is hereby accepted and agreed to as of the date hereof.

RGA GLOBAL REINSURANCE COMPANY, LTD.

By: /s/ Christopher Quallen
Name: Christopher Quallen
Title: V.P. & Chief Investment Officer

RGA REINSURANCE COMPANY

By: /s/ Christopher Quallen
Name: Christopher Quallen
Title: V.P. Portfolio Management

RGA AMERICAS REINSURANCE COMPANY, LTD

By: /s/ Christopher Quallen
Name: Christopher Quallen
Title: V.P. & Chief Investment Officer

ROCKWOOD REINSURANCE COMPANY

By: /s/ Mark Hopfinger
Name: Mark Hopfinger
Title: Director

This Agreement is hereby accepted and agreed to as of the date hereof.

FARM BUREAU LIFE INSURANCE COMPANY

By: /s/ Herman L. Riva
Name: Herman L. Riva
Title: Securities Vice President

RPT Realty, L.P.
19 West 44th Street, Suite 1002,
New York, New York 10036

Information Relating to Purchasers

A-1

DEFINED TERMS

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“Acceptable NRSRO” means Fitch, Inc., Moody’s, S&P, DBRS/Morningstar or Kroll so long as such credit rating agency is recognized as a nationally recognized statistical rating organization by the SEC and continues to be a nationally recognized statistical rating organization and is approved as a “Credit Rating Provider” (or other similar designation) by the NAIC.

“Affiliate” means, at any time, and (a) respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person and (b) with respect to the Company, shall include any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any Person of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.

“Agreement” means this Agreement, including all Schedules attached to this Agreement, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Anti‑Corruption Laws” means any law or regulation in a U.S. or any non‑U.S. jurisdiction regarding bribery or any other corrupt activity, including the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010.

“Anti‑Money Laundering Laws” means any law or regulation in a U.S. or any non‑U.S. jurisdiction regarding money laundering, drug trafficking, terrorist‑related activities or other money laundering predicate crimes, including the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act) and the USA PATRIOT Act.

“Bank Credit Agreement” means that certain Fifth Amended and Restated Credit Agreement, dated as of November 6, 2019 among the Company, as borrower and KeyBank National Association, as administrative agent, including any renewals, extensions, amendments, supplements, restatements, replacements or refinancing thereof.

“Blocked Person” means (a) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by OFAC, (b) a Person, entity, organization, country or regime that is blocked or a target of sanctions that have been imposed under U.S. Economic Sanctions Laws or (c) a Person that is an agent, department or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, any Person, entity, organization, country or regime described in clause (a) or (b).

“Board” is defined in the definition of “Change of Control.”

“Building” means with respect to each parcel of Real Estate, all of the buildings, structures and improvements now or hereafter located thereon.

“Business Day” means (a) for the purposes of Section 8.6 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York are required or authorized to be closed.

“Capital Expenditure Reserve Amount” means with respect to any Person or property, a reserve for replacements and capital expenditures equal to $.10 per square foot of building space located on all Real Estate owned by such Person, other than Real Estate subject to leases which provide that the tenant is responsible for all building maintenance.

“Capital Improvement Project” means with respect to any Real Estate now or hereafter owned by the Company or any of its Subsidiaries which is utilized principally for shopping centers, capital improvements consisting of rehabilitation, refurbishment, replacement, expansions and improvements (including related amenities) to the existing Buildings on such Real Estate and capital additions, repairs, resurfacing and replacements in the common areas of such Real Estate all of which may be properly capitalized under GAAP.

“Capitalization Rate” shall have the meaning ascribed to such term in the Bank Credit Agreement from time to time, and, if for any reason no Bank Credit Agreement then exists or such term is no longer used therein, the Capitalization Rate then most recently in effect. Notwithstanding the foregoing, in no event shall the “Capitalization Rate” at any time be less than 6.75%.

“Capitalized Lease” means a lease under which a Person is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with GAAP.

“Change of Control” means the occurrence of any of the following events:

(a) during any twelve month period on or after the date of this Agreement, individuals who at the beginning of such period constituted the Board of Directors or Trustees of the Trust (the “Board”) (together with any new directors whose election by the Board or whose nomination for election by the shareholders of the Trust was approved by a vote of at least a majority of the members of the Board then in office who either were members of the Board at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board then in office;

(b) any Person or group (as that term is understood under section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations thereunder) shall have acquired beneficial ownership (within the meaning of Rule 13d‑3 under the Exchange Act) of a percentage (based on voting power, in the event different classes of stock shall have different voting powers) of the voting stock of the Trust equal to at least thirty percent (30%);

(c) the Company or the Trust consolidates with, is acquired by, or merges into or with any Person (other than a merger permitted by Section 10.2); or

(d) except in connection with release of a Subsidiary Guaranty pursuant to Section 9.7(b), the Company fails to own, free of any Lien, encumbrance or other adverse claim, at least one hundred percent (100%) of the economic interest in the Voting Interest of a Subsidiary Guarantor.

“Closing” is defined in Section 3.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“Company” is defined in the introductory paragraph of this Agreement.

“Confidential Information” is defined in Section 20.

“Consolidated” means with reference to any term defined herein, that term as applied to the accounts of a Person and its Subsidiaries, consolidated in accordance with GAAP.

“Consolidated Operating Cash Flow” means with respect to any period of a Person, an amount equal to the Operating Cash Flow (excluding from the calculation of Operating Cash Flow, solely for purposes of calculating the amount of Consolidated Operating Cash Flow, any Net Income attributable to base rents from tenants leasing 15,000 square feet or more that (a) are subject to any bankruptcy proceeding and that have not affirmed or assumed their respective Lease or other occupancy agreement or (b) is not operating its business in its demised premises at such Project unless such non-operating tenant’s lease obligations are guaranteed by an entity whose (or such tenant’s) then current long-term, unsecured debt obligations are rated BBB- or above by S&P and Baa3 or above by Moody’s) of such Person and its Subsidiaries for such period consolidated in accordance with GAAP.

“Consolidated Total Adjusted Asset Value” means with respect to any Person, the sum of all assets of such Person and its Subsidiaries determined on a Consolidated basis in accordance with GAAP, provided that all Real Estate that is improved and not Under Development shall be valued at an amount equal to (A) the Operating Cash Flow of such Person and Other Affiliates from such Real Estate for the period covered by the four previous consecutive fiscal quarters (treated as a single accounting period), and which shall not in any event be a negative number, divided by (B) the Capitalization Rate, provided that (i) prior to such time as the Company or any of its Other Affiliates has owned and operated any parcel of Real Estate for four full fiscal quarters, such Real Estate shall be valued at acquisition cost determined in accordance with GAAP; provided further that (ii)(A) with respect to any Redevelopment Property that has been valued at cost as permitted below and has recommenced operations for less than four full fiscal quarters, the Operating Cash Flow for such Redevelopment Property for the number of full fiscal quarters which the Company or any of its Other Affiliates has recommenced operations as annualized shall be utilized (which shall not in any event be a negative number), and (B) the Operating Cash Flow for any Redevelopment Property that has recommenced operations without a full quarter of performance shall be annualized in good faith (which shall not in any event be a negative number) and in any event, consistent with the treatment, if any, under the largest Material Credit Facility of the Company, and (iii) to the extent that the capitalized Operating Cash Flow with respect to any parcel of Real Estate owned by an Unconsolidated Affiliate of such Person is included in the calculation of Consolidated Total Adjusted Asset Value for such Person, such Person’s interest in the Unconsolidated Affiliate shall not be included in the calculation of Consolidated Total Adjusted Asset Value for such Person. Real Estate that is Under Development and undeveloped Land shall be valued at its capitalized cost in accordance with GAAP; provided further that, (A) to the extent that the amount of the Company’s Consolidated Total Adjusted Asset Value attributable to Investments in any Subsidiary of the Company or the Trust that is not 100% owned by the Company or the Trust or in Unconsolidated Affiliates except Investments in Subsidiaries of the Company or the Trust that are not 100% owned by the Company or the Trust or in Unconsolidated Affiliates, which Subsidiaries or Unconsolidated Affiliates are engaged in the ownership of Real Estate or development activity, exceeds 15% of the Company’s Consolidated Total Adjusted Asset Value, such excess shall be excluded from the Company’s Consolidated Total Adjusted Asset Value, (B) to the extent that the amount of the Company’s Consolidated Total Adjusted Asset Value attributable to Investments in any development activity, whether directly or through a Subsidiary or Unconsolidated Affiliate, which at any time has a total cost (including acquisition, construction and other costs), whether such total costs are incurred directly by the Company, the Trust or such Subsidiary or through an Investment in an Unconsolidated Affiliate permitted under this Agreement, individually for each development project, exceeds 10% of the Company’s Consolidated Total Adjusted Asset Value, and in the aggregate for all development projects, exceeds 15% of the Company’s Consolidated Total Adjusted Asset Value, such excess shall be excluded from the Company’s Consolidated Total Adjusted Asset Value, (C) to the extent that the amount of the Company’s Consolidated Total Adjusted Asset Value attributable to Investments, whether directly or through a Subsidiary or an Unconsolidated Affiliate, in undeveloped parcels of Real Estate exceed 5% of the Company’s Consolidated Total Adjusted Asset Value, such excess shall be excluded from the Company’s Consolidated Total Adjusted Asset Value (provided that the acquisition or holding of any outlots or property adjacent to any Real Estate owned by the Company (or any Subsidiary or Unconsolidated Affiliate thereof), the Trust or any Subsidiary thereof shall not be deemed to be an undeveloped parcel of Real Estate for this purpose and options and purchase agreements to acquire any property shall not be deemed an acquisition or holding of such property) and (D) to the extent the aggregate Investments of the Company, the Trust and their Subsidiaries described in the preceding clause (A), (B) and (C) exceed 25% of the Company’s Consolidated Total Adjusted Asset Value, such excess shall be excluded from the Company’s Consolidated Total Adjusted Asset Value. For the purposes of calculating the cost of developments by Subsidiaries or Unconsolidated Affiliates, the cost of such developments shall be based upon the Company’s interest in such Subsidiaries or

Unconsolidated Affiliates. For purposes of this definition of “Consolidated Total Adjusted Asset Value”, the term “total cost” shall not include (i) costs specifically reimbursable by tenants or shadow anchors (other than through rent or a gross up of rent), (ii) capitalized general and administrative expenses, or (iii) operating expenses and interest to the extent of operating income received from the applicable development property. Notwithstanding the foregoing, the Company may elect to value a Redevelopment Property at cost as determined in accordance with GAAP, as set forth in the first sentence of this definition, for a period of up to twenty‑four (24) months which twenty‑four (24) month period shall commence upon the date which such election is made under the largest Material Credit Facility of the Company or, if not relevant, then the date which Required Holders receive written notice from the Company of such election. The assets of the Company and its Subsidiaries on the Consolidated financial statements of the Company and its Subsidiaries shall be adjusted to reflect the Company’s allocable share of such asset (including the Company’s interest in any Unconsolidated Affiliate whose asset value is determined by application of the capitalization rate above), for the relevant period or as of the date of determination, taking into account (a) the relative proportion of each such item derived from assets directly owned by the Company and from assets owned by its respective Other Affiliates, and (b) the Company’s respective ownership interest in its Other Affiliates.

“Consolidated Total Liabilities” means all liabilities of a Person and its Subsidiaries determined on a Consolidated basis in accordance with GAAP and all Indebtedness of such Person and its Subsidiaries, whether or not so classified, including any liabilities arising in connection with sale and leaseback transactions, and shall include such Person’s pro rata share of the foregoing items of its Unconsolidated Affiliates. Consolidated Total Liabilities shall not include (i) Subordinated Debt except to the extent the outstanding principal amount thereof is then in excess of $150,000,000 or (ii) Trust Preferred Equity. Notwithstanding anything to the contrary contained herein, (a) Indebtedness of the Company and its Subsidiaries consisting of environmental indemnities and guarantees with respect to customary exceptions to exculpatory language with respect to Non‑recourse Indebtedness shall not be included in the calculation of Consolidated Total Liabilities of the Company and its Subsidiaries unless a claim shall have been made against the Company or a Subsidiary of the Company on account of any such guaranty or indemnity, and (b) Indebtedness of the Company, the Trust and their Subsidiaries under completion guarantees shall equal the remaining costs to complete the applicable construction project in excess of construction loan or mezzanine loan proceeds available therefore and any equity deposited or invested for the payment of such costs.

“Consolidated Total Unencumbered Asset Value” means Consolidated Total Adjusted Asset Value exclusive of (i) any asset subject to a Lien (other than Liens permitted by Section 10.5(a) through (e)) and (ii) all investments by the Trust, the Company and all Subsidiaries in unconsolidated joint ventures, unconsolidated limited partnerships, unconsolidated limited liability companies and other unconsolidated entities and Unconsolidated Affiliates to the extent that such investments would have otherwise been included in the calculation of Consolidated Total Unencumbered Asset Value, provided, that for the purposes of Section 10.9, Real Estate shall be included only if such Real Estate constitutes Unencumbered Real Estate.

“Controlled Entity” means (i) any of the Subsidiaries of the Company or the Trust and any of their or the Company’s or the Trust’s respective Controlled Affiliates and (ii) if the Trust has a parent company, such parent company and its Controlled Affiliates. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Debt Rating” means the debt rating of the Notes as determined from time to time by any Acceptable NRSRO.

“Debt Service” means for any period, the sum of all interest, including capitalized interest not paid in cash, bond related expenses, and mandatory principal/sinking fund payments due and payable during such period excluding any balloon payments due upon maturity of any Indebtedness. Any of the foregoing payable with respect to Subordinated Debt shall be included in the calculation of Debt Service.

“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

“Default Rate” (a) means with respect to the Notes, that rate of interest per annum that is the greater of (i) coupon plus 2.00% above the rate of interest stated in clause (a) of the first paragraph of the Notes or (ii) 2.00% over the rate of interest publicly announced by JPMorgan Chase Bank, N.A. in New York, New York as its “base” or “prime” rate.

“Disclosure Documents” is defined in Section 5.3.

“Distribution” means with respect to any Person, the declaration or payment of any cash, cash flow, dividend or distribution on or in respect of any shares of any class of capital stock, partnership interest, membership interest or other beneficial interest of such Person other than that portion of any dividends or distributions payable in equity securities of such Person; the purchase, redemption, exchange or other retirement of any shares of any class of capital stock, partnership interest, membership interest or other beneficial interest of such Person, directly or indirectly through a Subsidiary of such Person or otherwise; the return of capital by such Person to its shareholders, partners, members or other owners as such, or any other distribution on or in respect of any shares of any class of capital stock or other beneficial interest of such Person.

“Dollars” or “$” means lawful money of the United States of America.

“Environmental Laws” means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to Hazardous Materials.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company or the Trust, as applicable, under section 414 of the Code.

“Event of Default” is defined in Section 11.

“Fixed Charges” means with respect to the Trust and its Subsidiaries for any fiscal period, an amount equal to the sum of (a) the Debt Service of the Trust and its Subsidiaries, plus (b) the Preferred Distributions of the Trust and its Subsidiaries, all determined on a Consolidated basis in accordance with GAAP.

“Form 10‑K” is defined in Section 7.1(b).

“Form 10‑Q” is defined in Section 7.1(a).

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America. Notwithstanding the foregoing, for the purposes of the financial calculations hereunder, any amount otherwise included therein from a mark‑up or mark‑down of a derivative product of a Person shall be excluded.

“Governmental Authority” means

(a) the government of

(i) the United States of America or any state or other political subdivision thereof, or

(ii) any other jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

(b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“Governmental Official” means any governmental official or employee, employee of any government‑owned or government‑controlled entity, political party, any official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity.

“Ground Lease” means a ground lease which is not subordinate to any mortgage, deed of trust or security deed as to which no default or event of default has occurred and containing the following terms and conditions: (a) a remaining term (exclusive of any unexercised extension options) of forty (40) years or more than the date hereof; (b) the right of the lessee to mortgage and encumber its interest in the leased property without the consent of the lessor; (c) the obligation of the lessor to give the holder of any mortgage lien on such leased property written notice of any defaults on the part of the lessee and agreement of such lessor that such lease will not be terminated until such holder has had a reasonable opportunity to cure or complete foreclosure, and fails to do so; (d) reasonable transferability of the lessee’s interest under such lease, including the ability to sublease; and (e) such other rights customarily required by mortgagees making a loan secured by the interest of the holder of the leasehold estate demised pursuant to a ground lease.

“Guarantors” means the Trust and the Subsidiary Guarantors.

“Guaranty” means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

(a) to purchase such indebtedness or obligation or any property constituting security therefor;

(b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

(c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

(d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

“Hazardous Materials” means any and all pollutants, toxic or hazardous wastes or other substances that might pose a hazard to health and safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized by any applicable law including, but not limited to, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products, lead based paint, radon gas or similar restricted, prohibited or penalized substances.

“Holder” means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1, provided, however, that if such Person is a nominee, then for the purposes of Sections 7, 12, 17.2 and 18 and any related definitions in this Schedule B, “holder” shall mean the beneficial owner of such Note whose name and address appears in such register.

“Indebtedness” with respect to any Person means, at any time, all obligations, contingent and otherwise, that in accordance with GAAP should be classified upon the obligor’s balance sheet as liabilities, or to which reference should be made by footnotes thereto, excluding intangible lease liabilities, but without any double counting, including in any event and whether or not so classified:

(a) all debt and similar monetary obligations, whether direct or indirect (including, without limitation, any obligations evidenced by bonds, debentures, notes or similar debt instructions);

(b) all liabilities secured by any mortgage, pledge, security interest, Lien, charge or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed;

(c) all guarantees, endorsements and other contingent obligations whether direct or indirect in respect of any indebtedness of others including any obligation to supply funds or in any manner invest directly or indirectly in a Person, to purchase indebtedness, or to assure the owner of indebtedness against loss through an agreement to purchase goods, supplies or services for the purpose of enabling the debtor to make payment of the indebtedness held by such owner or otherwise;

(d) any obligation as a lessee or obligor under a Capitalized Lease;

(e) all subordinated debt, including, without limitation, Subordinated Debt (but excluding Preferred Equity);

(f) all obligations to purchase under agreements to acquire (but excluding agreements which provide the seller’s remedies thereunder are limited to market liquidated damages in the event the purchaser defaults thereunder), or otherwise to contribute money with respect to, properties under “development”; and

(g) all obligations, contingent or deferred or otherwise, of any Person, including without limitation, any such obligations as an account party under acceptance, letter of credit or similar facilities including, without limitation, obligations to reimburse the issuer in respect of a letter of credit except for contingent obligations (but excluding any guarantees or similar obligations) that are not material and are incurred in the ordinary course of business in connection with the acquisition or obtaining commitments for financing for Real Estate.

“INHAM Exemption” is defined in Section 6.2(e).

“Institutional Investor” means (a) any Purchaser of a Note, (b) any holder of a Note holding (together with one or more of its affiliates) more than 5.00% of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note.

“Investment” means, with respect to any Person, all shares of capital stock, evidence of Indebtedness and other securities issued by any other person, all loans, advances, or extensions of credit to, or contribution to the capital of, any other Person, all purchases of the securities or business or integral part of the business of any other Person and commitments and options to make such purchases, all interests in real property, and all other investments, provided, however, that the term “Investment” shall not include (i) equipment, inventory and other tangible personal property acquired in the ordinary course of business, or (ii) current trade and customer accounts receivable for services in the ordinary course of business and payable in accordance with customary trade terms. In determining the aggregate amount of Investments outstanding at any particular time: (a) the amount of any Investment represented as guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (b) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid; (c) there shall be deducted in respect of each such Investment any amount received as return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (d) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (b) may be deducted when paid; and (e) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

“Leases” means leases, licenses and agreements whether written or oral, relating to the use or occupation of space in or on any Building or on any Real Estate by persons other than the Company.

“Lien” means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capitalized Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

“Make‑Whole Amount” is defined in Section 8.6.

“Material” means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Trust, the Company and their Subsidiaries taken as a whole.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Trust, the Company and their Subsidiaries taken as a whole, (b) the ability of the Company or the Trust to perform its obligations under this Agreement and the Notes, (c) the ability of any Subsidiary Guarantor to perform its obligations under its Subsidiary Guaranty, or (d) the validity or enforceability of this Agreement, the Notes or any Subsidiary Guaranty.

“Material Credit Facility” means, as to the Trust, the Company and its Subsidiaries,
(a) the Bank Credit Agreement;

(b) the Note Purchase Agreement dated June 27, 2013 among the Company, the Trust and each of the “Purchasers” listed on Schedule A attached thereto, including any renewals, extensions, amendments, supplements, restatements, replacements or refinancing thereof;

(c) the Note Purchase and Private Shelf Agreement dated as of May 28, 2014, among the Company, the Trust and each of the “Purchasers” listed in Schedule A thereto, including any renewals, extensions, amendments, supplements, restatements, replacements or refinancing thereof;

(d) the Note Purchase Agreement dated as of September 30, 2015 among the Company, the Trust and each of the “Purchasers” listed in Schedule A thereto, including any renewals, extensions, amendments, supplements, restatements, replacements or refinancing thereof;

(e) the Note Purchase Agreement dated as of August 19, 2016 among the Company, the Trust and each of the “Purchasers” listed in Schedule A thereto, including any renewals, extensions, amendments, supplements, restatements, replacements or refinancing thereof;

(f) the Note Purchase Agreement dated as of December 21, 2017 among the Company, the Trust and each of the “Purchasers” listed in Schedule A thereto, including any renewals, extensions, amendments, supplements, restatements, replacements or refinancing thereof;

(g) the Note Purchase Agreement dated as of December 27, 2019 among the Company, the Trust and each of the “Purchasers” listed in Schedule A thereto, including any renewals, extensions, amendments, supplements, restatements, replacements or refinancing thereof; and

(h) any other agreement(s) creating or evidencing indebtedness for borrowed money entered into on or after the date of Closing by the Trust, the Company or any Subsidiary, or in respect of which the Trust, the Company or any Subsidiary is an obligor or otherwise provides a guarantee or other credit support (“Credit Facility”), in a principal amount outstanding or available for borrowing equal to or greater than $35,000,000 (or the equivalent of such amount in the relevant currency of payment, determined as of the date of the closing of such facility based on the exchange rate of such other currency) excluding, in each case, Non‑recourse Indebtedness; and if no Credit Facility or Credit Facilities equal or exceed such amounts, then the largest Credit Facility shall be deemed to be a Material Credit Facility.

“Maturity Date” is defined in the first paragraph of each Note.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).

“NAIC” means the National Association of Insurance Commissioners or any successor thereto.

“Net Income (or Deficit)” means with respect to any Person (or any asset of any Person) for any fiscal period, the net income (or deficit) of such Person (or attributable to such asset), after deduction of all expenses, taxes and other proper charges, determined in accordance with GAAP.

“Negative Pledge” means, with respect to a given asset, any provision of a document, instrument or agreement (other than under this Agreement) which prohibits or purports to prohibit the creation or assumption of any Lien on such asset as security for Indebtedness of the Person owning such asset or any other Person; provided, however, that either of the following shall not constitute a Negative Pledge: (i) an agreement that conditions a Person’s ability to encumber its assets upon the maintenance of one or more specified ratios that limit such Person’s ability to encumber its assets but that do not generally prohibit the encumbrance of its assets, or the encumbrance of specific assets; and (ii) a provision or provisions in any agreement that evidences Unsecured Indebtedness which contains covenants or restrictions limiting the encumbrance of assets or granting of liens provided that such restrictions and covenants and related financial covenants are substantially similar to, or less restrictive, than those contained in this Agreement (the covenants limiting the encumbrance of assets or granting of Liens and the related financial covenants in the Material Credit Facilities as the same exist as of the date hereof shall be deemed to comply with this clause (ii)).

“Net Rentable Area” means with respect to any Real Estate, the floor area of any buildings, structures or improvements available (or to be available upon completion) for leasing to tenants determined in accordance with the rent roll for such Real Estate, the manner of such determination to be consistent for all Real Estate unless otherwise approved by the Required Holders.

“Non‑recourse Indebtedness” means Indebtedness of a Person which is secured by a Lien, which Lien is solely on one or more parcels of Real Estate and related personal property and is not a general obligation of such Person, the holder of such Indebtedness having recourse solely to the parcels of Real Estate securing such Indebtedness, the Building and any Leases thereon and the rents and profits thereof (excluding recourse arising solely as a result of commercially standard exceptions provided, that in no event shall any Indebtedness be included as Non‑recourse Indebtedness hereunder unless such Indebtedness constitutes Non‑recourse Indebtedness under each Material Credit Facility).

“Notes” is defined in Section 1.

“Obligations” means all indebtedness, obligations and liabilities of the Company and the Guarantors to any of the holders of the Notes, individually or collectively, under this Agreement, the Subsidiary Guaranties, the Notes or any other instruments at any time evidencing any of the foregoing, whether existing on the date of this Agreement or arising or incurred hereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“OFAC Sanctions Program” means any economic or trade sanction that OFAC is responsible for administering and enforcing. A list of OFAC Sanctions Programs may be found at littp://www.treasury.goviresource‑center/sanctions/Programs/Pages/Programs.aspx

“Officer’s Certificate” means a certificate of a Senior Financial Officer whose responsibilities extend to the subject matter of such certificate.

“Operating Cash Flow” means with respect to any Person (or any asset of any Person) for any period, for the four most recently completed consecutive fiscal quarters of such Person an amount equal to the sum of (a) the Net Income of such Person (or attributable to such asset) for such period plus (b) depreciation and amortization, interest expense, and any extraordinary or nonrecurring losses deducted in calculating such Net Income, minus (c) any extraordinary or nonrecurring gains included in calculating such Net Income, minus (d) the Capital Expenditure Reserve Amount, minus (e) to the extent not already deducted in calculating Net Income, a management fee of 3% of minimum rents attributable to any Real Estate of such Person, all as determined in accordance with GAAP, minus (f) any Lease termination payments not received in the ordinary course of business. Payments from the Company or its Affiliates under leases shall be excluded from Operating Cash Flow.

“Other Affiliates” means Subsidiaries and Unconsolidated Affiliates of the Company or the Trust that are engaged in the ownership of Real Estate or development activity.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.

“Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

“Preferred Distributions” means for any period, the amount of any and all Distributions (but excluding any repurchase of Preferred Equity) paid, declared but not yet paid or otherwise due and payable to the holders of Preferred Equity.

“Preferred Equity” means any form of preferred stock or partnership interest (whether perpetual, convertible or otherwise) or other ownership or beneficial interest in the Trust or any Subsidiary of the Trust (including any Trust Preferred Equity) that entitles the holders thereof to preferential payment or distribution priority with respect to dividends, distributions, assets or other payments over the holders of any other stock, partnership interest or other ownership or beneficial interest in such Person.

“Presentation” is defined in Section 5.3.

“Project” means any real estate asset located in the United States owned by the Company or any of its Subsidiaries or any Investment Affiliate, and operated or intended to be operated primarily as a retail property, or a mixed use property containing a retail component. For purposes of this Agreement, if only a portion of such real estate asset is then the subject of a material redevelopment, the Company may, subject to the approval of the Required Holders (which shall not be unreasonably withheld, conditioned or delayed), elect to treat such portion as a Project separate and distinct from the remaining portion of such real estate asset.

“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

“PTE” is defined in Section 6.2(a).

“Purchaser” or “Purchasers” means each of the purchasers that has executed and delivered this Agreement to the Company and such Purchaser’s successors and assigns (so long as any such assignment complies with Section 13.2), provided, however, that any Purchaser of a Note that ceases to be the registered holder or a beneficial owner (through a nominee) of such Note as the result of a transfer thereof pursuant to Section 13.2 shall cease to be included within the meaning of “Purchaser” of such Note for the purposes of this Agreement upon such transfer.

“QPAM Exemption” is defined in Section 6.2(d).

“Qualified Institutional Buyer” means any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.

“Quotation” is defined in Section 2.2(d).

“Ratings Letter” means a Debt Rating from an Acceptable NRSRO which (i) contains the Private Placement Number for each series of the Notes, (ii) addresses the likelihood of payment of both the principal and interest of such Notes (which requirement shall be deemed satisfied if the rating is silent as to the likelihood of payment of both principal and interest and does not otherwise include any indication to the contrary), (iii) does not include any prohibition against sharing such evidence with the SVO or any other regulatory authority having jurisdiction over the holders of the Notes, and (iv) includes such other information describing the relevant terms of the Notes as may be required from time to time by the SVO or any other regulatory authority having jurisdiction over the holders of Notes.

“Real Estate” means all real property at any time owned or leased (as lessee or sublessee) by the Company or any of its Subsidiaries.

“Recourse Indebtedness” means any Indebtedness (whether secured or unsecured) that is recourse to the Company or the Trust or any of their respective Subsidiaries (for the avoidance of doubt, excluding Non‑recourse Indebtedness). Guaranties with respect to customary exceptions to Non‑recourse Indebtedness of the Company’s Subsidiaries or Unconsolidated Affiliates shall not be deemed to be Recourse Indebtedness; provided that if a claim is made against the Company or the Trust with respect thereto, the amount so claimed shall be considered Recourse Indebtedness.

“Redevelopment Property” means any Real Estate which is not Under Development and (1) is undergoing a significant Capital Improvement Project and (2) is designated as a Redevelopment Property by the Company.

“Related Fund” means, with respect to any holder of any Note, any fund or entity that (i) invests in Securities or bank loans, and (ii) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.

“Required Holders” means at any time (a) prior to the Closing, the Purchasers, and (b) on or after the date of the Closing, the holders of at least 50% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

“Responsible Officer” means any Senior Financial Officer and any other chief financial officer, principal accounting officer, treasurer or comptroller of the Company with responsibility for the administration of the relevant portion of this Agreement.

“S&P” means S&P Global Inc. and its successors.

“SEC” means the Securities and Exchange Commission of the United States, or any successor thereto.

“Secured Indebtedness” means Indebtedness of a Person that is pursuant to a Capitalized Lease or is directly or indirectly secured by a Lien.

“Secured Recourse Indebtedness” means Secured Indebtedness of a Person that is also Recourse Indebtedness.

“Securities” or “Security” shall have the meaning specified in section 2(a)(1) of the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or comptroller of the Trust (on behalf of the Trust, the Company or a Subsidiary, as applicable).

“Series A Notes” is defined in Section 1.

“Series B Notes” is defined in Section 1.

“Short‑term Investment” mean Investments in:

(a) marketable direct or guaranteed obligations of the United States of America that mature within one (1) year from the date of purchase by the Borrower or its Subsidiary;

(b) marketable direct obligations of any of the following: Federal Home Loan Mortgage Corporation, Student Loan Marketing Association, Federal. Home Loan Banks, Federal National Mortgage Association, Government National Mortgage Association, Bank for Cooperatives, Federal Intermediate Credit Banks, Federal Financing Banks, Export‑Import Bank of the United States, Federal Lands Banks, or any other agency or instrumentality of the United States of America;

(c) demand deposits, certificates of deposit, bankers acceptances and time deposits of United States banks having total assets in excess of $100,000,000; provided, however, that the aggregate amount at any time so invested with any single bank having total assets of less than $1,000,000,000 will not exceed $200,000;

(d) repurchase agreements having a term not greater than ninety (90) days and fully secured by securities described in the foregoing subsection (a) or (b) with banks described in the foregoing subsection (c) or with financial institutions or other corporations having total assets in excess of $500,000,000; and

(e) shares of so‑called “money market funds” registered with the SEC under the Investment Company Act of 1940 which maintain a level per‑share value, invest principally in investments described in the foregoing subsections (a) through (f) and have total assets in excess of $50,000,000.

“Source” is defined in Section 6.2.

“State Sanctions List” means a list that is adopted by any state Governmental Authority within the United States of America pertaining to Persons that engage in investment or other commercial activities in Iran or any other country that is a target of economic sanctions imposed under U.S. Economic Sanctions Laws.

“Subordinated Debt” means the aggregate principal amount of all subordinated debt which is not Trust Preferred Equity issued by the Trust or the Company (or a subsidiary trust created to issue such subordinated debt) (a) which has a minimum remaining term of not less than five (5) years, (b) which is unsecured and which is not guaranteed by any other Person, (c) which imposes no financial tests or covenants or negative covenants of the type set forth in this Agreement or in the Subsidiary Guaranties (or other covenants, representations or defaults which have the same practical effect thereof) on the Trust, the Company or their respective Subsidiaries other than those approved by the Required Holders, and (d) pursuant to which all claims and liabilities of the Trust, the Company and their respective Subsidiaries with respect to the principal and any premium and interest thereon are subordinate to the payment of the principal, and any premium and interest thereon of the Company, the Trust and their respective Subsidiaries under this Agreement and other Indebtedness which by its terms is not subordinate to or pari passu with such Subordinated Debt on terms acceptable to the Required Holders, and as to which subordination provisions the holders of the Notes shall be third party beneficiaries.

“Subsidiary” means, as to any Person, any other Person in which such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such second Person, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company.

“Subsidiary Guarantor” means each Subsidiary that has executed and delivered a Subsidiary Guaranty.

“Subsidiary Guaranty” is defined in Section 9.7(a)(i).

“Substitute Purchaser” is defined in Section 21.

“SVO” means the Securities Valuation Office of the NAIC or any successor to such Office.

“Trust” is defined in the introductory paragraph of this Agreement.

“Trust Preferred Equity” means any preferred equity interest (and related note) issued by the Trust (or a subsidiary trust created to issue such securities) (a) which has a minimum remaining term of not less than five (5) years, (b) which is unsecured and which is not guaranteed by any other Person, (c) which imposes no financial or negative covenants (or other covenants, representations or defaults which have the same practical effect thereof) on the Trust, the Company or their respective Subsidiaries, (d) pursuant to which all claims and liabilities of the Trust, the Company and their respective Subsidiaries with respect thereto are subordinate to the payment of the Obligations of the Company, the Trust and their respective Subsidiaries on terms acceptable to the Required Holders, and as to which subordination provisions the holders of the Notes shall be third‑party beneficiaries and (e) which provides that, upon the non‑payment of the note and any dividends or other distributions that are required to be paid or made with respect thereto, the only available remedies to the holders thereof or any trustee or agent acting on their behalf are (x) the assumption of one or more seats on the Board of the Trust and/or (y) the blockage of (A) payments of any dividends or other distributions to the holders of the common shares of the Trust or other securities ranking on a parity with or subordinate to such Trust Preferred Equity, or (B) payments of amounts in redemption of or to repurchase common shares of the Trust or other securities ranking on a parity with or subordinate to such Trust Preferred. Equity.

“Unconsolidated Affiliates” means as to any Person, any other Person in which it owns an interest which is not a Subsidiary.

“Under Development” means any Real Estate or phase of a development shall be considered under development until such time as (i) certificates of occupancy permitting occupancy have been obtained for all tenants open for business and in any event for not less than fifty percent (50%) of the gross leasable area of such development or phase (excluding outlots) (it being agreed that the Company shall receive a credit against such occupancy requirement for any space to be occupied by an anchor that has been conveyed to such anchor) and (ii) the gross income from the operation of such Real Estate or phase on an accrual basis shall have equaled or exceeded operating costs on an accrual basis for three (3) months.

“Unencumbered Real Estate” means Real Estate not subject to a Lien (other than Liens permitted by Sections 10.5(a) through (e)) which at all times satisfies the following conditions:

(a) each of the Unencumbered Real Estate shall be owned 100% in fee simple or leased under a Ground Lease by the Company or, subject to the terms of this Agreement, a Subsidiary Guarantor, free and clear of all Liens other than the Liens permitted in Section 10.5(b) and (e) and such Unencumbered Real Estate does not have applicable to it any Negative Pledge. If such Unencumbered Real Estate is owned or leased by a Subsidiary Guarantor, such Subsidiary Guarantor shall not be a borrower or guarantor with respect to any Secured Indebtedness;

(b) each of the Unencumbered Real Estate shall consist solely of Real Estate (A) which is located within the contiguous 48 states of the continental United States, (B) which is utilized principally for a shopping center or a retail facility or a use ancillary thereto and is consistent with Company’s business strategy on the date of this Agreement and (C) which contains improvements that are in operating condition and available for occupancy;

(c) no Person other than the Company or a Subsidiary Guarantor has any direct or indirect ownership of any equity interest or other Voting Interest in such Subsidiary Guarantor if such Unencumbered Real Estate is owned or leased under a Ground Lease by a Subsidiary Guarantor (it being understood that no such Person shall be deemed to have any such ownership interest for purposes of this provision solely by virtue of owning any equity interest in the Trust or owning any limited partnership interest in the Company, and if such Unencumbered Real Estate is owned (or leased) by a Subsidiary Guarantor, the Company’s direct and indirect interest in such Subsidiary Guarantor shall be free and clear of all Liens);

(d) the number of properties included within the Unencumbered Real Estate shall not be less than ten (10) and shall provide Consolidated Total Unencumbered Asset Value of not less than $333,333,333;

(e) no more than fifteen percent (15%) of the Consolidated Total Unencumbered Asset Value of the Unencumbered Real Estate shall be properties leased by the Company or a Subsidiary Guarantor as the lessee or tenant under a Ground Lease; and

(f) No Unencumbered Real Estate shall contribute more than fifteen percent (15%) of the Consolidated Total Unencumbered Asset Value of all of the Unencumbered Real Estate.

“Unsecured Indebtedness” means as of any date of determination, the sum of (a) the Indebtedness of the Company, the Trust and/or their respective Subsidiaries, as applicable, outstanding at any time which is not Secured Indebtedness plus (b) the amount by which the portion of the aggregate Secured Recourse Indebtedness of the Company, the Trust and/or their respective Subsidiaries, as applicable, exceeds the lesser of (i) $150,000,000.00 and (ii) ten percent (10%) of Consolidated Total Adjusted Asset Value. For the purposes of this definition, the amount of any contingent obligation of the type described in clause (c) of the definition of “Indebtedness” shall be deemed to be an amount equal to the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder), as determined by the Company in good faith and reasonably approved by the Required Holders. Guaranties with respect to customary exceptions to Non‑recourse Indebtedness of the Company’s Subsidiaries or Unconsolidated Affiliates shall not be deemed to be Unsecured Indebtedness, provided that if a claim is made against the Company or the Trust with respect thereto, the amount so claimed shall be considered Unsecured Indebtedness. Unsecured Indebtedness shall not include Subordinated Debt or accounts payable paid in the ordinary course of business.

“USA PATRIOT Act” means United States Public Law 107‑56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001 and the rules and regulations promulgated thereunder from time to time in effect.

“U.S. Economic Sanctions Laws” means those laws, executive orders, enabling legislation or regulations administered and enforced by the United States pursuant to which economic sanctions have been imposed on any Person, entity, organization, country or regime, including the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Iran Sanctions Act, the Sudan Accountability and Divestment Act and any other OFAC Sanctions Program.

“Voting Interest” means stock or similar ownership interest, of any class or classes (however designated), the holders of which are at the time entitled, as such holders, (a) to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association, partnership, trust or other business entity involved, or (b) to control, manage, or conduct the business of the corporation, partnership, association, trust or other business entity involved.

“Wholly‑Owned Subsidiary” means, at any time, any Subsidiary one hundred percent of all of the equity interests (except directors’ qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company’s other Wholly‑Owned Subsidiaries at such time.

[Form of Series A Note]

RPT Realty, L.P.

3.70% Senior Guaranteed Note, Series A, due November 30, 2030

No. RA-[____] [Date]
$[____________] PPN: 75000@ AB6

For Value Received, the undersigned, RPT Realty, L.P. (herein called the “Company”), a limited partnership organized and existing under the laws of the State of Delaware, hereby promises to pay to [_______________], or registered assigns, the principal sum of [_____________________] Dollars (or so much thereof as shall not have been prepaid) on November 30, 2030 (the “Maturity Date”), with interest (computed on the basis of a 360‑day year of twelve 30‑day months) (a) on the unpaid balance hereof at the rate of 3.70% per annum from the date hereof, payable semiannually, on the 30th day of May and November in each year, commencing with the May 30 or November 30 next succeeding the date hereof, provided that the first interest payment hereunder shall occur on May 30, 2022, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, (x) on any overdue payment of interest and (y) during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make‑Whole Amount, at a rate per annum from time to time equal to the greater of (i) 5.70% or (ii) 2.00% over the rate of interest publicly announced by JPMorgan Chase Bank, N.A. from time to time in New York, New York as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make‑Whole Amount with respect to this Note are to be made in lawful money of the United States of America at Bank of America, N.A. in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of the Senior Guaranteed Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated as of October 8, 2021 (as from time to time amended, the “Note Purchase Agreement”), between the Company, RPT Realty, a Maryland real estate investment trust (the “Trust”), and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

Payment of the principal of and Make‑Whole Amount, if any, and interest on this Note has been guaranteed by (i) the Trust in accordance with the terms of the Note Purchase Agreement and (ii) each Subsidiary Guarantor in accordance with the terms of its Subsidiary Guaranty.
1-A-1

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make‑Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice‑of‑law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

RPT Realty, L.P.

By: RPT Realty
Its: General Partner

By:___________________________
___ [Title]

1-A-2

GUARANTEE

For value received, the undersigned hereby absolutely, unconditionally and irrevocably guarantees to the holder of the foregoing Note the due and punctual payment of the principal of and Make‑Whole Amount, if any, and interest on said Note and all other amounts from time to time owing by the Company to such holder under the Note Purchase Agreement referred to in said Note, as more fully provided in the Note Purchase Agreement referred to in said Note.

RPT Realty

By:___________________________
___ Name:
___ Title:

1-A-3

[Form of Series B Note]

RPT Realty, L.P.

3.82% Senior Guaranteed Note, Series B, due November 30, 2031

No. RB-[____] [Date]
$[____________] PPN: 75000@ AC4

For Value Received, the undersigned, RPT Realty, L.P. (herein called the “Company”), a limited partnership organized and existing under the laws of the State of Delaware, hereby promises to pay to [_______________], or registered assigns, the principal sum of [_____________________] Dollars (or so much thereof as shall not have been prepaid) on November 30, 2031 (the “Maturity Date”), with interest (computed on the basis of a 360‑day year of twelve 30‑day months) (a) on the unpaid balance hereof at the rate of 3.82% per annum from the date hereof, payable semiannually, on the 30th day of May and November in each year, commencing with the May 30 or November 30 next succeeding the date hereof, provided that the first interest payment hereunder shall occur on May 30, 2022, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, (x) on any overdue payment of interest and (y) during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make‑Whole Amount, at a rate per annum from time to time equal to the greater of (i) 5.82% or (ii) 2.00% over the rate of interest publicly announced by JPMorgan Chase Bank, N.A. from time to time in New York, New York as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make‑Whole Amount with respect to this Note are to be made in lawful money of the United States of America at Bank of America, N.A. in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of the Senior Guaranteed Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated as of October 8, 2021 (as from time to time amended, the “Note Purchase Agreement”), between the Company, RPT Realty, a Maryland real estate investment trust (the “Trust”), and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

Payment of the principal of and Make‑Whole Amount, if any, and interest on this Note has been guaranteed by (i) the Trust in accordance with the terms of the Note Purchase Agreement and (ii) each Subsidiary Guarantor in accordance with the terms of its Subsidiary Guaranty.
1-B-1

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make‑Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice‑of‑law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

RPT Realty, L.P.

By: RPT Realty
Its: General Partner

By:___________________________
___ [Title]

1-B-2

GUARANTEE

For value received, the undersigned hereby absolutely, unconditionally and irrevocably guarantees to the holder of the foregoing Note the due and punctual payment of the principal of and Make‑Whole Amount, if any, and interest on said Note and all other amounts from time to time owing by the Company to such holder under the Note Purchase Agreement referred to in said Note, as more fully provided in the Note Purchase Agreement referred to in said Note.

RPT Realty

By:___________________________
___ Name:
___ Title:

1-B-3

SUBSIDIARIES AND CERTAIN AGREEMENTS

LIST OF SUBSIDIARIES AND AFFILIIATES OF THE COMPANY

(Subsidiary Guarantors are #4, #5, #18, #20, #23, #24, #25, #32, #33, #36, #50, #51, #54, #70, #72, #73, #74, #75, and #76 shown in bold below). There are no agreements restricting distributions.

	NAME OF COMPANY	JURISDICTION OF ORGANIZATION	Ownership	PURPOSE OF ENTITY
1	RAMCO DEVELOPMENT LLC	Michigan	100%	Shelf company in case needed on short notice
2	RAMCO PROPERTY ACQUISITIONS LLC	Michigan	100%	Sole purpose is to enter into purchase agreements which will thereafter be assigned to new entities
3	FRONT RANGE VILLAGE BUILDING 400 ASSOCIATION INC.	Colorado	46%	Condominium association for 400 Front Range Village, Fort Collins, CO
4	RAMCO GATEWAY LLC	Delaware	100%	Fee owner of Lakeland Park Center in Lakeland, Florida (unencumbered operating real estate)
5	RAMCO PARKWAY LLC	Delaware	100%	Fee owner of Parkway Shops in Jacksonville, Florida 9 (unencumbered operating real estate)
6.	RAMCO RM HARTLAND SC LLC	Delaware	100%	Fee owner of land in Hartland Towne Square, Hartland, Michigan
7	RAMCO MOUNT PROSPECT LLC	Delaware	100%	Former fee owner of lot in Mount Prospect Plaza in Mount Prospect, Illinois.
8	RAMCO 450 VENTURE LLC	Delaware	20%	Holding company for Ramco/State of Florida joint venture. No longer holds any operating properties
9	RAMCO HMW LLC	Delaware	100%	Ramco member in Ramco 450 Venture LLC
10	RAMCO HHF NORA PLAZA LLC	Delaware	7%	Former fee owner of Nora Plaza in Indianapolis, Indiana
11	RAMCO HHF NP LLC	Delaware	7%	Former Heitman joint venture entity for Nora Plaza.
12	RAMCO LION LLC	Delaware	100%	General partner in Ramco/Lion Venture LP
13	RAMCO/LION VENTURE LP	Delaware	30%	Parent company for Ramco/ING Joint Venture
14	RLV GP MARTIN SQUARE LLC	Delaware	30%	General partner in RLV Martin Square LP
15	RLV MARTIN SQUARE LP	Delaware	30%	Former fee owner of Martin Square Mall in Stuart, Florida
16	CLOCKTOWER HOLDINGS LLC	Ohio	100%	Leasehold owner of Buttermilk Town Center in Crescent Springs, KY and bond owner
17	BRIDGEWATER FALLS STATION LLC	Delaware	100%	Fee owner of Bridgewater Falls Shopping Center in Fairfield, OH
18	CROFTON 450 LLC	Delaware	100%	Fee owner of Crofton Center in Crofton, Maryland
19	LANE AVENUE 450 LLC	Delaware	100%	Fee owner of Shops at Lane Avenue in Arlington, Ohio
20	MARKET PLAZA 450 LLC	Delaware	100%	Fee owner of Market Plaza in Glen Ellyn, Illinois
21	RAMCO DELAFIELD II LLC	Delaware	100%	Fee owner of phase II property ‑ The Shoppes of Nagawaukee Delafield, Wisconsin
22	RAMCO JACKSON CROSSING SPE LLC	Delaware	100%	Former fee owner of Jackson Crossing in Jackson, Michigan
23	RAMCO JACKSONVILLE LLC	Delaware	100%	Fee owner of River City Shopping Center
24	RPT SPRING MEADOWS LLC	Delaware	100%	Fee owner of Spring Meadows Place in Toledo, Ohio (f/k/a Ramco Spring Meadows LLC)
25	RPT WEST OAKS II LLC	Delaware	100%	Fee owner of West Oaks II in Novi, Michigan (f/k/a Ramco West Oaks II, LLC)
26	ROSSFORD DEVELOPMENT LLC	Delaware	100%	Former fee owner of Crossroads Centre Home Depot
27	RPT REALTY, INC.	Michigan	100%	Management company
5.4-1

28	RAMCO LAKELAND TRS LLC	Delaware	100%	Fee owner of outlots for the for the North Lakeland Gateway project.
29	RAMCO HARVEST JUNCTION LLC	Delaware	100%	Former fee owner of land adjacent to Harvest Junction South & North in Longmont, CO
30	RAMCO ROSWELL LLC	Michigan	100%	Former fee owner of part of vacant land at Holcomb
31	RAMCO TRS LLC	Delaware	100%	Entity to be used to acquire all new TRS property
32	RAMCO CENTENNIAL SHOPS LLC	Delaware	100%	Ground Lessee of Centennial Shops in Edina, MN.
33	RAMCO WEBSTER PLACE LLC	Delaware	100%	Fee owner of Webster Place in Chicago, IL.
34	RAMCO AQUIA OFFICE LLC	Delaware	100%	Former owner of office building in Aquia Towne Center, Stafford, Virginia
35	RAMCO CLINTON POINTE LLC	Michigan	100%	License agreement in connection with environmental matters
36	RPT LAKEHILLS LLC	Delaware	100%	Fee owner of Lakehills Plaza, in Austin, TX
37	CORAL CREEK R2G OWNER LLC	Delaware	51.5%	Fee owner of Coral Creek Property
38	MISSION BAY R2G OWNER LLC	Delaware	51.5%	Fee owner of Mission Bay Property
39	CROSSROADS R2G OWNER LLC	Delaware	51.5%	Fee owner of Old Orchard Property
40	OLD ORCHARD R2G OWNER LLC	Delaware	51.5%	Fee owner of Old Orchard Property
41	T&C CROSSING R2G OWNER LLC	Delaware	51.5%	Fee owner of T&C Crossing Property
42	CORAL CREEK R2G REIT LLC	Delaware	51.5%	Holds equity of Coral Creek R2G Owner LLC
43	MISSION BAY R2G REIT LLC	Delaware	51.5%	Holds equity of Mission Bay R2G Owner LLC
44	CROSSROADS R2G REIT LLC	Delaware	51.5%	Holds equity of Crossroads R2G Owner LLC
45	OLD ORCHARD R2G REIT LLC	Delaware	51.5%	Holds equity of Old Orchard R2G Owner LLC
46	T&C CROSSING R2G REIT LLC	Delaware	51.5%	Holds equity of T&C Crossing R2G Owner LLC
47	RPT R2G INVESTOR LLC	Delaware	100%	Holds equity of R2G Venture LLC
48	R2G VENTURE LLC	Delaware	51.5%	Joint venture with outside investor holding equity of #42-46, 52, 56,58,60.
49	R2G MANAGER LLC	Delaware	100%	Manager of R2G Venture LLC
50	RPT NORTHBOROUGH LLC	Delaware	100%	Fee Owner of Northborough Shopping Center, in Northborough, MA.
51	RPT NEWNAN LLC	Delaware	100%	Fee Owner of Newnan Shopping Center, in Newnan, GA.
52	EAST LAKE R2G REIT LLC	Delaware	51.5%	Holds equity of East Lake R2G Owner LLC
53	EAST LAKE R2G OWNER LLC	Delaware	51.5%	Fee owner of East Lake Property
54	RPT WOODSTOCK LLC	Delaware	100%	Fee Owner of Woodstock Shopping Center, in Woodstock, GA.
55	RPT BELLEVUE LLC	Delaware	100%	Was formed to be the fee owner of the Bellvue Shopping Center. Changed to RPTLP being the fee owner.
56	CANTON R2G REIT LLC	Delaware	51.5%	Holds equity in Canton R2G Owner LLC
57	CANTON R2G OWNER LLC	Delaware	51.5%	Fee owner of Canton Property
58	SOUTH PASADENA R2G REIT LLC	Delaware	51.5%	Holds equity of South Pasadena R2G Owner LLC
5.4-2

59	SOUTH PASADENA R2G OWNER LLC	Delaware	51.5%	Fee owner of South Pasadena Property
60	BEDFORD R2G REIT LLC	Delaware	51.5%	Holds equity of Bedford R2G Owner LLC
61	BEDFORD R2G OWNER LLC	Delaware	51.5%	Fee owner of Bedford Property
62	RPT RGMZ INVESTOR LLC	Delaware	100%	Holds RPT’s 6.4% Interest in RGMZ Joint Venture and the preferred interests in Monarch and Zimmer Feeders.
63	WEST BROWARD SHOPPING CENTER PROPERTY OWNERS ASSOCIATIONS, INC.	Florida	83.17%	Owners Association for Storm Water Drainage Maintenance.
64	ROSEDALE R2G REIT LLC	Delaware	100%	Holds equity of Rosedale R2G Owner LLC
65	RPT RGMZ MANAGER LLC	Delaware	100%	Manager of RGMZ Venture LLC
66	ROSEDALE R2G OWNER LLC	Delaware	100%	Formed for a 2020 JV acquisition that fell through due to the pandemic. Owns no assets and has no liabilities.
67	RGMZ M FEEDER LLC	Delaware	100% Preferred Interest	Hold’s JV partner’s interest in RGMZ Venture LLC
68	SEQUENTIS TRIPLE NET FEEDER LLC	Delaware	100% Preferred Interest	Hold’s JV partner’s interest in RGMZ Venture LLC
69	RGMZ VENTURE REIT LLC (REIT)	Delaware	6.4% Common	Holding entity for Triple Net Lease JV Platform

70	RGMZ NEWNAN OP 1 HO LLC	Delaware	100%	Owns Home Depot parcel at Newnan Pavilion, in Newnan, GA through a Beneficial Ownership Agreement.
71	RGMZ NEWNAN OP 2 LO LLC	Delaware	6.4%	Owns Longhorn parcel at Newnan Pavilion, in Newnan, GA through a Beneficial Ownership Agreement.
72	RGMZ NORTHBOROUGH OP 1 WE LLC	Delaware	100%	Owns Wegmans parcel at Northborough Crossing, in Northborough, MA through a Beneficial Ownership Agreement
73	RGMZ NORTHBOROUGH OP 2 BJ LLC	Delaware	100%	Owns BJ’s Wholesale parcel at Northborough Crossing, in Northborough, MA through a Beneficial Ownership Agreement
74	RGMZ NORTHBOROUGH OP 3 DI LLC	Delaware	100%	Owns Dick’s Sporting Goods parcel at Northborough Crossing, in Northborough, MA through a Beneficial Ownership Agreement
75	RGMZ NORTHBOROUGH OP 4 ST LLC	Delaware	100%	Owns Starbucks parcel at Northborough Crossing, in Northborough, MA through a Beneficial Ownership Agreement
76	RGMZ NORTHBOROUGH OP 5 BU LLC	Delaware	100%	Owns Burger King parcel at Northborough Crossing, in Northborough, MA through a Beneficial Ownership Agreement
77	RPT GW MANAGER LLC	Delaware	100%	Formed to act as a third-party manager for a specific property.
78	GREENGATE R2G OWNER LLC	Delaware	100%	Formed for a 2020 JV acquisition that fell through due to the pandemic. Owns no assets and has no liabilities.

79	RGMZ SUBREIT MANAGER LLC	Delaware	6.4%	Manager of RGMZ REIT Subsidiary LLC
80	RGMZ REIT SUBSIDIARY LLC	Delaware	6.4%	Member of RGMZ Holding LLC; to facilitate 1031 transactions for seed properties.
81	RGMZ HOLDING LLC	Delaware	6.4%	Sole member of RGMZ Borrower 1 LLC
82	RGMZ BORROWER 1 LLC	Delaware	6.4%	Borrower entity for RGMZ Joint Venture. Owns 100% of membership interests in each property owning LLC.
83	RGMZ BUTTERMILK TOWNE CENTER OP 2 PN LLC	Delaware	6.4%	Fee Owner of PNC Parcel at Buttermilk Shopping Center, Crescent Springs, KY
5.4-3

84	RGMZ RIVERTOWNE SQUARE OP 1 TD LLC	Delaware	6.4%	Fee Owner of TD Bank Parcel at at Rivertowne Square, Deerfield Beach, FL
85	RGMZ BUTTERMILK TOWNE CENTER OP 1 HO LLC	Delaware	6.4%	Fee Owner of Home Depot Parcel at Buttermilk Shopping Center, Crescent Springs, KY
86	RGMZ DEER GROVE CENTRE OP 1 FR LLC	Delaware	6.4%	Fee Owner of Fresenius Parcel at Deer Grove Centre, Palatine, IL
87	RGMZ FRONT RANGE VILLAGE OP 1 JP LLC	Delaware	6.4%	Fee Owner of JP Morgan Parcel at Front Range Village, Fort Collins, CO
88	RGMZ SHOPPES OF LAKELAND OP 1 PA LLC	Delaware	6.4%	Fee Owner of Panda Express Parcel at Shoppes of Lakeland, Lakeland FL
89	RGMZ FRONT RANGE VILLAGE OP 2 SH LLC	Delaware	6.4%	Fee Owner of Sherwin Williams Parcel at Front Range Village, Fort Collins, CO
90	RGMZ SHOPPES OF LAKELAND OP 2 CH LLC	Delaware	6.4%	Fee Owner of Chamberlin Natural Foods Parcel at Shoppes of Lakeland, Lakeland FL
91	RGMZ MERCHANTS’ SQUARE OP 1 LLC	Delaware	6.4%	Fee Owner of 5 Parcels at Merchants’ Square in Carmel, IN
92	RGMZ PROMENADE AT PLEASANT HILL OP 1 WE LLC	Delaware	6.4%	Fee Owner of Wendy’s Parcel at Promenade at Pleasant Hill in Duluth, GA
93	RGMZ RIVER CITY MARKETPLACE OP 1 ST LLC	Delaware	6.4%	Fee Owner of Starbucks Parcel at River City Marketplace in Jacksonville, FL
94	RGMZ WEST BROWARD SHOPPING CENTER OP 1 CH LLC	Delaware	6.4%	Fee Owner of Chase Parcel at West Broward Shopping Center in Fort Lauderdale, FL
95	RGMZ RIVER CITY MARKETPLACE OP 2 HA LLC	Delaware	6.4%	Fee Owner of Hardee’s Parcel at River City Marketplace in Jacksonville, FL
96	RGMZ TEL-12 OP 1 ME LLC	Delaware	6.4%	Fee Owner of Meijer Parcel at Tel-Twelve Shopping Center in Southfield, MI
97	RGMZ CHARLESTON BLVD WA LLC	Delaware	6.4%	Fee Owner of Walgreens Parcel on Charleston Road in Las Vegas, NV
98	RGMZ E County Line Rd ST LLC	Delaware	6.4%	Future fee owner of Starbucks parcel in Ridgeland, MS
99	RGMZ Marketplace of Delray OP 1 PN LLC	Delaware	6.4%	Fee Owner of PNC Bank at Marketplace of Delray in Delray Beach, FL
100	RGMZ Marketplace of Delray OP 2 MC LLC	Delaware	6.4%	Fee Owner of McDonalds at Marketplace of Delray in Delray Beach, FL
101	RGMZ Marketplace of Delray OP 3 MD LLC	Delaware	6.4%	Fee Owner of MD Now at Marketplace of Delray in Delray Beach, FL
102	RGMZ Marketplace of Delray OP 4 TR LLC	Delaware	6.4%	Fee Owner of Transcapital at Marketplace of Delray in Delray Beach, FL
103	RGMZ Marketplace of Delray OP 5 WE LLC	Delaware	6.4%	Fee Owner of Wells Fargo at Marketplace of Delray in Delray Beach, FL
104	RGMZ Marketplace of Delray OP 6 LLC	Delaware	6.4%	Fee Owner of Pollo Tropical at Marketplace of Delray in Delray Beach, FL
105	RGMZ Marketplace of Delray OP 7 AT LLC	Delaware	6.4%	Fee Owner of Atlantic Dentistry at Marketplace of Delray in Delray Beach, FL
106	RGMZ Parkway Shops OP 1 AL LLC	Delaware	6.4%	Fee Owner of Aldi at Parkway Shops in Jacksonville, FL
107	RGMZ Peachtree Hill OP 1 KR LLC	Delaware	6.4%	Fee Owner of Kroger at Peachtree Hills in Duluth, GA
108	RGMZ Promenade at Pleasant Hill OP 2 EL LLC	Delaware	6.4%	Fee owner of El Pollo at Promenade at Pleasant Hill in Duluth, GA
109	RGMZ Tel-Twelve OP 2 LO LLC	Delaware	6.4%	Fee Owner of Lowe’s at Tel-Twelve Shopping Center in Southfield, MI
110	RGMZ West Broward Shopping Center OP 2 WA LLC	Delaware	6.4%	Fee Owner of Walgreens at West Broward Shopping Center in Fort Lauderdale, FL
5.4-4

111	RGMZ West Oaks II Shopping Center OP 1 AM LLC	Delaware	6.4%	Fee Owner of America’s Best at West Oaks II Shopping Center in Novi, MI
112	RGMZ Winchester Center OP 1 BA LLC	Delaware	6.4%	Fee Owner of Bank of America at Winchester Center in Rochester, MI
113	Tel-12 REIT LLC	Delaware	6.4%	Sole Member of RGMZ Tel-12 OP 2 LO LLC
114	Dedham R2G Owner LLC	Delaware	100%	Future fee owner of Dedham Shopping Center in Dedham, MA – RPT Ownership will shift to 51.5% upon the purchase of the center.
115	Dedham R2G REIT LLC	Delaware	100%	Holds equity in Dedham R2G Owner LLC

RPT REALTY - TRUSTEES AND SENIOR OFFICERS

BOARD OF TRUSTEES

Richard L. Federico
Arthur H. Goldberg
Brian L. Harper
Joanna T. Lau
David J. Nettina
Laurie M. Shahon
Andrea M. Weiss

SENIOR OFFICERS

Brian L. Harper President and Chief Executive Officer
Michael P. Fitzmaurice Executive Vice President and Chief Financial Officer
Timothy M. Collier Executive Vice President Leasing
Heather R. Ohlberg Executive Vice President, General Counsel and Secretary
Raymond J. Merk Senior Vice President and Chief Accounting Officer
Vincent H. Chao Senior Vice President of Finance
Michael D. McBride Senior Vice President of Asset Management
Courtney A. Smith Senior Vice President of Investments
5.4-5

FINANCIAL STATEMENTS

June 30, 2021 10Q

December 31, 2020 10K

December 31, 2019 10K

December 31, 2018 10K

December 31, 2017 10K

December 31, 2016 10K

December 31, 2015 10K

December 31, 2014 10K
5.5

EXISTING INDEBTEDNESS

RPT Realty
Summary of Outstanding Debt ‑ Consolidated Properties
As of August 31, 2021

Property Name Location	Lender or Servicer	Balance at 8/31/21	Stated Interest Rate	Maturity Date	Guarantors
Mortgage Debt(1)

Bridgewater Falls Station LLC Hamilton, OH	Wells Fargo Bank, N.A.	51,462,933	5.70%	2/6/22	None.
The Shops on Lane Avenue Upper Arlington, OH	New York Life	27,808,061	3.76%	1/10/23	None.
Nagawaukee II Delafield, WI	Principal Life Insurance	4,323,457	5.80%	6/1/26	None.
Subtotal Mortgage Debt		83,594,451
Corporate Debt
Unsecured Term Loan A-3(2)	KeyBank National Association, as agent	60,000,000	3.02%	3/3/23	The Subsidiary Guarantors.
Revolver(3)	KeyBank National Association, as agent	135,000,000	1.24%	11/6/23	The Subsidiary Guarantors.
Unsecured Term Loan A-1(4)	KeyBank National Association, as agent	50,000,000	2.51%	11/6/24	The Subsidiary Guarantors.
Unsecured Term Loan A-2(5)	KeyBank National Association, as agent	50,000,000	2.57%	2/6/25	The Subsidiary Guarantors.
Unsecured Term Loan A-4(6)	KeyBank National Association, as agent	50,000,000	2.95%	11/6/26	The Subsidiary Guarantors.
Unsecured Term Loan A-5(7)	KeyBank National Association, as agent	100,000,000	3.04%	2/5/27	The Subsidiary Guarantors.
Subtotal unsecured credit facilities		445,000,000
Senior Unsecured Notes ‑ Series B	Various	41,500,000	4.12%	6/27/23	The Subsidiary Guarantors.
Senior Unsecured Notes ‑ Series A	Prudential Capital Group	50,000,000	4.65%	5/28/24	The Subsidiary Guarantors.
Senior Unsecured Notes Series B	AIG	25,000,000	4.05%	11/18/24	The Subsidiary Guarantors.
Senior Unsecured Notes‑ Series C	Various	31,500,000	4.27%	6/27/25	The Subsidiary Guarantors.
Senior Unsecured Notes	Prudential Capital Group	50,000,000	4.20%	7/6/25	The Subsidiary Guarantors.
Senior Unsecured Notes ‑ Series A	AIG	50,000,000	4.09%	9/30/25	The Subsidiary Guarantors.
Senior Unsecured Notes ‑ Series B	Prudential Capital Group	50,000,000	4.74%	5/28/26	The Subsidiary Guarantors.
5.15-1

Senior Unsecured Notes ‑ Series C	AIG	25,000,000	4.28%	11/18/26	The Subsidiary Guarantors.
Senior Unsecured Notes – Series B	Various	30,000,000	4.57%	12/21/27	The Subsidiary Guarantors.
Senior Unsecured Notes	AIG and Teachers	75,000,000	3.64%	11/30/28	The Subsidiary Guarantors.
Senior Unsecured Notes – Series C	Various	20,000,000	4.72%	12/21/29	The Subsidiary Guarantors.
Senior Unsecured Notes	Various	50,000,000	4.15%	12/27/29	The Subsidiary Guarantors.
Subtotal Senior Unsecured Debt		498,000,000
Subtotal Corporate Debt		943,000,000
Total Consolidated Debt		1,026,594,451
Finance Lease Obligation (8)		875,000

(1) Each item of Mortgage Debt is secured by the corresponding mortgaged real estate/shopping center.
(2) Swapped to a weighted average fixed rate of 1.77%, plus a credit spread of 1.25%, based on a leverage grid at June 30, 2021.
(3) Based on the one-month LIBOR rate, plus a credit spread of 1.15%, based on a leverage grid at June 30, 2021.
(4) Swapped to a weighted average fixed rate of 1.26%, plus a credit spread of 1.25% based on a leverage grid at June 30, 2021.
(5) Swapped to a weighted average fixed rate of 1.32%, plus a credit spread of 1.25%, based on a leverage grid at June 30, 2021.
(6) Swapped to a weighted average fixed rate of 1.30%, plus a credit spread of 1.65%, based on a leverage grid at June 30, 2021.
(7) Swapped to a weighted average fixed rate of 1.39%, plus a credit spread of 1.65%, based on a leverage grid at June 30, 2021.
(8) At expiration, the Company has the right to purchase the land under the center for one dollar.

RGMZ Debt
As of August 31, 2021

Property Name Location	Total Balance at 8/31/21	RPT Share of Balance at 8/31/21	Stated Interest Rate	Maturity Date
RGMZ Facility Debt	$69,770,400	$4,451,352	3.25%[1]	3/5/25

Guarantees:

The Company and the Trust are party to a Guaranty dated as of March 11, 2005 in favor of the City of Jacksonville, a municipal corporation and political subdivision of the State of Florida (the “City”), in connection with a Redevelopment Agreement between Ramco Jacksonville LLC (“Jacksonville”), the City and Jacksonville Economic Development Commission, dated as of September 14, 2004, pursuant to which the River City Marketplace redevelopment was constructed and developed. As part of the agreement, the City agreed to finance up to $12,200,000 of bonds, with repayment of bonds to be made in accordance with a level-payment
5.15-2

amortization schedule over 20 years, with repayments made out of tax revenues generated by the redevelopment. To date, no payments have been required by the Company or the Trust pursuant to this guarantee.

[1] NTD: Assumes a 0.25% LIBOR floor, 3.00% spread.
5.15-3

ENVIRONMENTAL MATTERS

None.
5.18

TRUST PROPERTIES

The assets of the Trust, RPT Realty, are comprised solely of the following:

ATTACHABLE ASSETS

Cash and Short‑term Investments in an amount in excess of $500,000.00.

Accounts receivable, including Distributions received from RPT Realty, L.P. that have not been distributed to the shareholders of the Trust as permitted by this Agreement.

Investments in RPT Realty, L.P.

All Net Offering Proceeds that have not been contributed to RPT Realty, L.P.

OTHER PERMITTED ASSETS

Prepaid expenses, including capitalized legal fees.

Cash and Short-term Investments in an amount not to exceed $500,000.00.

Furniture, Fixtures and Equipment.
5.23

LINE OF BUSINESS

Our business objective is to own and manage high quality shopping centers that generate cash flow for distribution to our shareholders and that have the potential for capital appreciation. To achieve this objective, we seek to acquire, develop, or redevelop shopping centers that meet our investment criteria. We also seek to recycle capital through the sale of land or shopping centers that we deem to be fully valued or that no longer meet our investment criteria. We use debt to finance our activities and focus on managing the amount, structure, and terms of our debt to limit the risks inherent in debt financing. From time to time, we enter into joint venture arrangements where we believe we can benefit by owning a partial interest in shopping centers and by earning fees for managing the centers for our partners.

We invest in primarily large, multi‑anchor shopping centers that include national chain store tenants, market dominant supermarket tenants selling products that satisfy everyday needs and mixed-use property containing a retail component. We also own parcels of developable land.

10.3

DEVELOPMENT PROPERTIES

EXISTING UNDEVELOPED LAND PROJECTS

1. Hartland Towne Square, Hartland Township, Michigan

2. Lakeland Park Center, Lakeland, Florida

3. Parkway Shops — Phase II, Jacksonville, Florida

5. Ramco River City — North Industrial Jacksonville, Florida

6. Front Range Village, Fort Collins, Colorado

10.13